Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-139817
May 3, 2007

The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Internet Web site at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Consider carefully the Risk Factors beginning on page S_16 in this term sheet supplement and page 2 in the prospectus.

The certificates will represent interests in GSR Mortgage Loan Trust 2007-AR2 only and will not represent interests in or obligations of the sponsor, the depositor, the underwriter, the master servicer, the securities administrator, the trustee the servicers or any of their respective affiliates.

TERM SHEET SUPPLEMENT

Mortgage Pass-Through Certificates, Series 2007-AR2
GSR Mortgage Loan Trust 2007-AR2
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

Countrywide Home Loans Servicing LP
IndyMac Bank, F.S.B.
PHH Mortgage Corporation
Wells Fargo Bank, N.A.
Servicers

Date: May 3, 2007
_________________

Each class of certificates will receive monthly distributions of interest, principal or both, commencing on June 25, 2007.

Assets of the Issuing Entity—

•	Interest only and conventional hybrid, adjustable rate, amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential properties.

Credit Enhancement—

•	Subordination of the subordinate certificates to the senior certificates as described in this term sheet supplement under “Description of the Certificates—Subordination and Allocation of Losses”;
•	Shifting interest as described in this term sheet supplement under “Description of the Certificates—Principal Distribution Amount” and “Credit Enhancements—Shifting Interests;” and
•	Cross-collateralization as described in this term sheet supplement under “Credit Enhancements—Cross Collateralization.”

Goldman, Sachs & Co.
For use with base prospectus dated February 13, 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
TERM SHEET SUPPLEMENT AND THE PROSPECTUS

We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-137 in this term sheet supplement and under the caption “Index” beginning on page 129 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

TABLE OF CONTENTS

TABLE OF CONTENTS	S-3

SUMMARY INFORMATION	S-5

The Transaction Parties	S-5
What You Own	S-6
Information About the Mortgage Pool	S-6
Servicing of the Mortgage Loans	S-7
Rated Final Distribution Date	S-8
The Offered Certificates	S-8
The Other Certificates	S-8
Structural Overview	S-9
Closing Date	S-9
Cut-Off Date	S-9
Statistical Calculation Date	S-9
Record Date	S-9
Distributions on the Certificates	S-9
Distributions of Interest and Certificate Interest Rates	S-9
Compensating Interest and Interest Shortfalls	S-10
Distributions of Principal	S-10
Credit Enhancements	S-11
Allocation of Realized Losses	S-12
Yield Considerations	S-12
Fees of the Master Servicer, Securities Administrator, Trustee and Servicers	S-13
Required Repurchases of Mortgage Loans	S-13
Book-Entry Registration	S-13
Denominations	S-13
Optional Purchase of the Mortgage Loans	S-14
Legal Investment	S-14
ERISA Considerations	S-14
Federal Income Tax Consequences	S-14
Ratings	S-15

RISK FACTORS	S-16

THE TRUST AGREEMENT	S-30

DESCRIPTION OF THE MORTGAGE POOL	S-31

General	S-31
Countrywide Underwriting Guidelines	S-33
IndyMac Underwriting Guidelines	S-40
PHH Mortgage Underwriting Guidelines	S-44
Wells Fargo Bank Underwriting Guidelines	S-52
Acquisition of Mortgage Loans from Correspondents	S-55
Mortgage Loan Underwriting	S-55
Acquisition of Mortgage Loans from Correspondents	S-62
Mortgage Loan Underwriting—General	S-63
Mortgage Loan Underwriting—Prime and Alt-A	S-64
Mortgage Loan Underwriting—Subprime	S-72
The Indices	S-75
Additional Information	S-76
Transfer of the Mortgage Loans to the Trustee	S-77
Representations and Warranties Regarding the Mortgage Loans	S-78

STATIC POOL INFORMATION	S-83

The Sponsor	S-83
Countrywide Home Loans, Inc.	S-83
IndyMac Bank, F.S.B.	S-84
PHH Mortgage Corporation	S-84
Wells Fargo Bank, N.A.	S-85

THE SPONSOR	S-85

THE DEPOSITOR	S-85

THE ISSUING ENTITY	S-85

THE TRUSTEE	S-86

THE SECURITIES ADMINISTRATOR	S-87

THE CUSTODIANS	S-88

THE MASTER SERVICER	S-88

General	S-88
Compensation of the Master Servicer	S-89
Indemnification and Third Party Claims	S-89
Limitation of Liability of the Master Servicer	S-90
Assignment or Delegation of Duties by the Master Servicer; Resignation	S-90
Master Servicer Events of Default; Waiver; Termination	S-91
Reports by the Master Servicer	S-92
Assumption of Master Servicing by a Successor	S-92

THE SERVICERS	S-93

General	S-93
Countrywide Servicing	S-93
IndyMac	S-96
PHH Mortgage	S-97
Wells Fargo Bank	S-102
Servicing Compensation and the Payment of Expenses	S-107
Collection and Other Servicing Procedures	S-107
Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans	S-108
Evidence as to Compliance	S-109
Servicer Events of Default	S-110
Rights upon Events of Default	S-110
Certain Matters Regarding the Servicers	S-111
Actions by the Sponsor and its Affiliates	S-112

DESCRIPTION OF THE CERTIFICATES	S-112

General	S-112
Distributions	S-114
Administration Fees	S-116
Principal Distribution Amount	S-116
Subordination and Allocation of Losses	S-118
The Residual Certificates	S-120
Advances	S-120
Available Distribution Amount	S-121
Optional Purchase	S-122
Rated Final Distribution Date	S-123
Reports to Certificateholders	S-123

YIELD AND PREPAYMENT CONSIDERATIONS	S-125

General	S-125
Principal Prepayments and Compensating Interest	S-126
Rate of Payments	S-127
Lack of Historical Prepayment Data	S-127
Yield Considerations with Respect to any Interest Only Certificates	S-127
Yield Considerations with Respect to the Senior Subordinate Certificates	S-128
Additional Yield Considerations Applicable Solely to the Residual Certificates	S-128
Additional Information	S-128

CREDIT ENHANCEMENTS	S-129

Subordination	S-129
Shifting Interests	S-129
Cross-Collateralization	S-129

FEDERAL INCOME TAX CONSEQUENCES	S-130

Taxation of Regular Certificates	S-130
Special Tax Considerations Applicable to the Residual Certificates	S-131
Restrictions on Transfer of the Residual Certificates	S-132
Status of the Offered Certificates	S-134

CERTAIN LEGAL INVESTMENT ASPECTS	S-134

ACCOUNTING CONSIDERATIONS	S-134

ERISA CONSIDERATIONS	S-134

LEGAL MATTERS	S-135

CERTIFICATE RATINGS	S-135

INDEX OF TERMS	S-137

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet supplement and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See “The Sponsor” in this term sheet supplement and in the prospectus.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See “The Depositor” in this term sheet supplement and in the prospectus.

Issuing Entity. GSR Mortgage Loan Trust 2007-AR2, a common law trust formed under the laws of the state of New York. See “The Issuing Entity” in this term sheet supplement.

Trustee. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000, attention: Agency & Trust, GSR 2007-AR2. See “The Trustee” in this term sheet supplement.

Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSR 2007-AR2, telephone number (410) 884-2000 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2007-AR2. See “The Securities Administrator” in this term sheet supplement.

Master Servicer. Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSR 2007-AR2, telephone number (410) 884-2000. See “The Master Servicer” in this term sheet supplement.

Servicers. It is anticipated that, on the closing date, Countrywide Home Loans Servicing LP, a Texas limited partnership with its main office located at 7105 Corporate Drive, Plano, Texas 75024, IndyMac Bank, F.S.B., a federally chartered savings bank, with its main office located at 888 East Walnut Street, Pasadena, California 91101-7211, PHH Mortgage Corporation, a New Jersey corporation with its executive offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, Wells Fargo Bank, N.A., a national banking association with its offices located at 1 Home Campus, Des Moines, Iowa 50328-0001, and, if applicable, certain other mortgage loan servicing entities which each will service less than 10% of the total mortgage loans or of the mortgage loans in any specified loan group or track of loan groups. See “The Servicers” in this term sheet supplement.

Originators.

Countrywide Home Loans, Inc., a New York corporation, IndyMac Bank, F.S.B., a federally chartered savings bank, PHH Mortgage Corporation, a New Jersey corporation, and Wells Fargo Bank, N.A., a national banking association, together with, if applicable, certain other mortgage loan origination entities which each originated less than 10% of the total mortgage loans or of the mortgage loans in any specified loan group or track of loan groups, originated or acquired all of the mortgage loans sold to the sponsor that will be conveyed from the sponsor to the depositor and from the depositor to the trustee, on behalf of the trust fund, on the closing date. See “Description of the Mortgage Pool—General” in this term sheet supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

What You Own

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund contains a pool of mortgage loans and certain other assets, as described under “The Trust Fund” in this term sheet supplement.

Information About the Mortgage Pool

The mortgage pool will consist of interest only and conventional hybrid, adjustable-rate, amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties set to mature within 30 years (or in the case of a limited number of mortgage loans, 40 years) of the date the applicable mortgage loan was originated.

The mortgage pool may consist of one or more loan groups, some of which may be grouped together into "tracks." Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate adjustment date to a rate based on an index plus a fixed margin.

The index applicable to the mortgage loans may be any one or more of (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, referred to as the one-year CMT loan index, most recently available, generally forty-five days before the applicable interest rate adjustment date, (ii) the six-month LIBOR loan index, most recently available, either twenty-five or forty-five days before the applicable interest rate adjustment date, (iii) the one-year LIBOR loan index most recently available either twenty-five or forty-five days before the applicable interest rate adjustment date and (iv) another index described in the prospectus.

The one-year LIBOR loan index will be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-year U.S. Dollar-denominated deposits.

The six-month LIBOR index will be calculated using the arithmetic mean of the London Interbank offered rate quotations for six-month U.S. Dollar denominated deposits. With respect to the mortgage loans serviced by Countrywide Home Loans Servicing LP, in the event the applicable loan index is no longer available, the servicer will select a substitute index in accordance with the mortgages and in compliance with federal and state law.

The one-year CMT loan index will be derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519), during the last full week occurring 45 days prior to the applicable loan adjustment date, and annually thereafter.

The adjustment to the interest rate on a mortgage loan on any single interest rate adjustment date is generally limited to a number of basis points specified in the mortgage note, i.e., a rate adjustment cap. Certain of the mortgage loans also have a different rate adjustment cap that applies to their initial interest rate adjustment date or a periodic adjustment cap. In addition, the interest rate may be subject to a lifetime cap or an overall maximum interest rate, and may be subject to an overall minimum interest rate. On each interest rate adjustment date, the scheduled payments on a mortgage loan (other than an interest only mortgage loan during the interest only period, if applicable) will be adjusted to an amount that will cause the mortgage loan to be fully amortized by its maturity date, without negative amortization.

The mortgage loans originally were acquired by Goldman Sachs Mortgage Company from various other mortgage loan originators as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate mortgage loan purchase agreements, and are serviced by various other mortgage loan servicers as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate servicing agreements. See “—The Transaction Parties—Originators” and “—Servicers” in this summary. It is possible that servicing of certain of the mortgage loans may be transferred to one or more other servicers as described under “—Servicing of the Mortgage Loans” in this summary.

For a further description of the mortgage loans, see “Description of the Mortgage Pool.”

Servicing of the Mortgage Loans

It is expected that the primary servicing of the mortgage loans will be performed by the servicers identified under “—The Transaction Parties—Servicers” in this summary. It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

Wells Fargo Bank, N.A. will function as the Master Servicer pursuant to the master servicing and trust agreement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are required to make monthly scheduled payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, either on the business day immediately following such date or the business day immediately preceding such date, in each case pursuant to the applicable servicing agreement, the servicers will be required to remit all collections attributable to the preceding month, including scheduled payments, principal prepayments, and proceeds of liquidation of mortgage loans, to the master servicer, net of servicing fees and certain other amounts permitted to be retained by each servicer, and prior to the distribution date, the master servicer will be required to remit such amounts to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be obligated to advance its own funds to cover that shortfall. In addition, each servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts. Each servicer will be entitled to reimbursement of such amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, no servicer will be required to make an advance if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan. The master servicer (or successor master servicer, as the case may be) acting as successor servicer, or another successor servicer, will advance its own funds to make monthly advances if the servicer fails to do so (unless it deems the advance to be nonrecoverable) as required under the master servicing and trust agreement. See “Description of the Certificates—Advances” in this term sheet supplement.

Rated Final Distribution Date

It is expected that the rated final distribution date for distributions on the certificates will be the distribution date occurring in May 2037. The rated final distribution date of each class of certificates will be determined by adding one month to the maturity date of the latest maturing 30-year mortgage loan in the related loan group.

The Offered Certificates

The classes of certificates in the term sheet with an “A” in their class designations are referred to in this term sheet supplement as the “senior certificates.” If there is more than one loan group included in the mortgage pool, each class of senior certificates will relate to a specified loan group. In naming the classes of senior certificates, the first numeral (such as “1,” “2,” “3” and so forth), if any, will refer to the applicable loan group. In addition, the first letter (“A”) will refer to the status of the class as senior and the final character will refer to a subclass, if any. For example, the designation of a class of certificates as the “Class 1A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 1, the “Class 2A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 2, and so forth. Subject to certain crossovers that may be applicable following the occurrence of delinquencies and losses on the mortgage loans, principal on the classes of certificates related to a loan group will be paid solely from the mortgage loans or portions thereof allocated to that loan group.

The classes of certificates in the term sheet with a “B” in their class designations are referred to in this term sheet supplement as the subordinate certificates. A single group of subordinate certificates may be issued, which may consist of class B1, class B2, class B3, class B4, class B5 and class B6 certificates. If two or more separate groups of subordinate certificates are issued, generally a number will precede the “B” designation of each subordinate certificate to indicate the applicable grouping (for example, class 1B1, class 1B2, class 1B3, class 1B4, class 1B5 and class 1B6 certificates and class 2B1, class 2B2, class 2B3, class 2B4, class 2B5 and class 2B6 certificates). Each of these groups of subordinate certificates will relate to all of the mortgage loans in one or more separate tracks of related loan groups and distributions on each group of subordinate certificates will be paid solely from the mortgage loans in the related track.

The only subordinate certificates that will be offered pursuant to the prospectus supplement are those subordinate certificates that will be rated with at least an investment grade rating, meaning that generally only the class B1 (or 1B1 and 2B1), class B2 (or 1B2 and 2B2) and class B3 (or 1B3 and 2B3) certificates will be offered pursuant to the prospectus supplement. These certificates are sometimes referred to in this term sheet supplement as “senior subordinate certificates” and, together with the senior certificates the “offered certificates.”

The class or classes of certificates in the term sheet with an “R” in their class designation are referred to in this term sheet supplement as the residual certificates. One or more separate groups of residual certificates may be issued, and these residual certificates may or may not be offered, in each case as described in the term sheet.

The Other Certificates

Any subordinate certificates issued by the trustee on behalf of the issuing entity without an investment grade rating will not be offered by the term sheet, this term sheet supplement, the prospectus supplement or the prospectus. Generally, the class B4 (or 1B4 and 2B4), class B5 (or 1B5 and 2B5) and class B6 (or 1B6 and 2B6) certificates may be privately offered, and, if so, will be subordinated to the related classes of offered certificates and will provide credit enhancement for the related classes of offered certificates. See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Only the senior certificates, the senior subordinate certificates and, if specified in the final term sheet, the residual certificates will be offered by this term sheet supplement and the term sheet. As described under “—The Offered Certificates” above, one or more separate groups of residual certificates may or may not be offered, in each case as described in the final term sheet and/or the prospectus supplement.

The certificates will represent interests in the mortgage pool described above under “—Information About the Mortgage Pool.”

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features expected to be applicable to the offered certificates.

Closing Date

On or about May 24, 2007.

Cut-Off Date

May 1, 2007.

Statistical Calculation Date

April 1, 2007.

Record Date

The record date for the offered certificates and each distribution date will generally be the last business day of the related interest accrual period.

Distributions on the Certificates

Each month the securities administrator, on behalf of the trustee, will make distributions of interest and principal to the holders of the certificates.

The 25th day of each month or, if the 25th day is not a business day, on the next succeeding business day. The first distribution date will be June 25, 2007.

Distributions of Interest and Certificate Interest Rates

On each distribution date, interest on the certificates will be distributed in the order described in the prospectus supplement and under “Description of the Certificates—Distributions” in this term sheet supplement.

The certificate rates for the offered certificates will equal the rates described in the footnotes to the table on the cover of the prospectus supplement and as set forth or described in the term sheet. The net rate on a mortgage loan is the mortgage loan’s interest rate, net of (i) the servicing fee rate and (ii) the lender paid mortgage insurance rate, if applicable.

Interest to be distributed to certain classes of certificates on any distribution date will generally consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period. Interest will not accrue on overdue interest. For any distribution date, the interest accrual period will be (i) the preceding calendar month or (ii) the period from the prior distribution date (or the closing date in the case of the first interest accrual period) to the day preceding the current distribution date, in each case as more fully described in the term sheet and/or the prospectus supplement. Interest to be distributed on certain classes of certificates will be calculated based either (i) on a 360-day year consisting of twelve thirty-day months or (ii) on a 360-day year and the actual number of days elapsed, in each case as more fully described in the term sheet and/or the prospectus supplement.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If any servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. Such amounts will be paid on future distribution dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month’s interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, the applicable servicer or successor servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month’s interest on any voluntary principal prepayments received during the prior calendar month; provided, however, that such compensating interest may generally be limited to (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the servicers, the respective servicing fee, in each case pursuant to the applicable servicing agreement and as described in the prospectus supplement. Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see “Description of the Certificates—Distributions” and “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement.

Distributions of Principal

As the mortgagors pay principal on the mortgage loans in each loan group, a portion of that principal is distributed to the holders of the senior certificates related to that loan group (other than any interest only certificates). Not every class of certificates will receive principal on each distribution date.

A certain class or classes of senior certificates may be “super senior certificates” and a certain class or classes of senior certificates may be “senior support certificates.” Losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of senior support certificates, until the class principal balances thereof have been reduced to zero.

A certain class or classes of certificates may be “interest only certificates.” This means that investors in any of these classes of certificates, if any, will receive distributions of interest based on the respective class’s related notional amount, but investors in interest only certificates will not receive any distributions of principal.

The “notional amount” applicable to a class of certificates entitled to interest will be described in the prospectus supplement.

A certain class or classes of certificates may have “notional amounts” that are based on the principal balances of a certain other class or other classes of certificates. On each distribution date, a portion of the principal received or advanced on the mortgage loans in a loan group will be distributed to the certificates related to that loan group, as described under “Description of the Certificates—Distributions” in this term sheet supplement.

On each distribution date, the subordinate certificates will be entitled to receive a portion of the scheduled payments of principal received or advanced on the mortgage loans in the related loan group or loan groups, in proportion to their respective class principal balances. The subordinate certificates will generally receive no distributions of principal prepayments for a specified period following the closing date, unless prepayments on the mortgage loans in the related loan group or loan groups exceed certain levels and the delinquencies and losses on those mortgage loans do not exceed certain limits. For a detailed description of the circumstances under which the subordinate certificates would receive a portion of principal prepayments on related mortgage loans during such specified period, see “Description of the Certificates—Distributions” in this term sheet supplement. In addition, under certain conditions described in this term sheet supplement and the prospectus supplement under “Description of the Certificates—Distributions,” the amount of principal prepayments otherwise distributable to some classes of subordinate certificates will instead be paid to other subordinate classes with a higher priority.

It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Certificates—Distributions” in this term sheet supplement and the prospectus supplement.

Credit Enhancements

Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to certificateholders related to a loan group or loan groups, the related senior certificates will receive distributions of interest and principal before the related subordinate certificates are entitled to receive distributions of interest or principal, and the related subordinate certificates will receive distributions in order of their numerical class designations. This provides additional security to the related senior certificates. In addition, a senior support certificate, if any, will provide credit support for the related super senior certificate, if any, in each case by absorbing realized losses (other than certain special losses in excess of certain specified levels, as further described in this term sheet supplement) on the related mortgage loans otherwise allocable to the related super senior certificates, as applicable, on each distribution date after the class principal balances of the related subordinate certificates have been reduced to zero. In a similar fashion, each class of related subordinate certificates provides credit enhancement to all other related subordinate certificates with lower numerical class designations.

Shifting Interests

Unless the aggregate class principal balance of the related subordinate certificates has reached a certain level relative to the related senior certificates or the delinquencies and losses on the related mortgage loans exceed certain limits, the related senior certificates will generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on such mortgage loans for a specified period following the closing date. Thereafter, the related senior certificates (other than any interest only certificates) will generally receive their share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments. This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates (other than any interest only certificates) and the related subordinate certificates received all payments pro rata and increases the likelihood that holders of the related senior certificates (other than any interest only certificates) will be paid the full amount of principal to which they are entitled. In the event that the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for such class of subordinate certificates, the aggregate amount of the principal prepayments otherwise payable to the classes of subordinate certificates on such distribution date will not be allocated pro rata to those classes but rather will be allocated to the more senior of the related subordinate classes. For a more detailed description of how principal prepayments are allocated among the senior certificates (other than any interest only certificates) and the related subordinate certificates, see “Description of the Certificates—Principal Distribution Amount” in this term sheet supplement.

Cross-Collateralization

With respect to certain loan groups, it is possible that, under certain limited circumstances, payments on the mortgage loans in one such loan group may be distributed to holders of senior certificates corresponding to another such loan group. As described in greater detail under “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement, the “cross-collateralization” among such loan groups would occur as a result of rapid prepayment and high loss situations. If there are 2 or more tracks of certificates, unless otherwise specified in the prospectus supplement, there will be no “cross-collateralization” or other relationship between or among the tracks.

Allocation of Realized Losses

A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure. Losses will be allocated to the related certificates by deducting the net amount of such losses from the class principal balance of such certificates without making any payments to the certificateholders. In general, losses will be allocated in reverse order of numerical designation to the related subordinate certificates, starting first with the most junior class of related subordinate certificates then outstanding. After the class principal balances of the related subordinate certificates have been reduced to zero, any further realized losses will be allocated pro rata to each class of senior certificates related to the loan group in which such losses occurred, based on the outstanding class principal balance of such class, until the class principal balances of all the related senior certificates have been reduced to zero; provided, however, that realized losses that would otherwise be allocated to a super senior certificate (other than special losses in excess of certain specified levels) will first be allocated to the related senior support certificate or certificates, until their respective class principal balances are reduced to zero before realized losses are allocated to the related super senior certificates.

The foregoing loss allocation rules will not apply in the case of certain special losses in excess of certain specified levels, which will be allocated pro rata to the senior certificates related to the loan group in which such losses occurred and the related classes of subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related group subordinate amount of the subordinate certificates, respectively. Special losses are losses resulting from mortgagor bankruptcies, fraud and special hazards such as natural disasters that are not covered by standard hazard insurance policies. See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Yield Considerations

The yield to maturity on your certificates will depend upon, among other things:

•	the price at which the certificates are purchased;

•	the applicable annual certificate interest rate;

•	the applicable annual or semi-annual interest rates on the related mortgage loans;

•	the rate of defaults on the related mortgage loans;

•	the rate of principal payments (including prepayments) on the related mortgage loans;

•	whether an optional purchase occurs;

•	whether there is a delay between the end of each interest accrual period and the related distribution date; and

•	realized losses on the related mortgage loans.

Any interest only certificates will be especially sensitive to the rate of prepayments on the mortgage loans in the related loan group.

See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

As compensation for its services as master servicer, Wells Fargo Bank, N.A. will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account. The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders. In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it shall be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under that sale and servicing agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by that servicer from payments received with respect to that mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each mortgage loan will be as described in the prospectus supplement.

Required Repurchases of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by the related originator are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator will be obligated to repurchase the mortgage loan as further described in this term sheet supplement under “Description of the Mortgage Pool—Transfer of the Mortgage Loans to the Trustee” and “—Representations and Warranties Regarding the Mortgage Loans.”

Book-Entry Registration

In general, the offered certificates, other than any offered residual certificates, will be available only in book-entry form through the facilities of The Depository Trust Company. See “Description of the Securities—Book-Entry Registration” in the prospectus. In addition, the residual certificates are subject to certain transfer restrictions. See “Federal Income Tax Consequences” in this term sheet supplement.

Denominations

The senior certificates (other than any interest only certificates and any offered residual certificates) are offered in minimum denominations of not less than $25,000 initial class principal balance each and multiples of $1 in excess of $25,000. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000. The subordinate certificates are offered in minimum denominations of not less than $100,000 initial class principal balance each and multiples of $1 in excess of $100,000. Any interest only certificates may be offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000. Each of the residual certificates offered by this term sheet supplement, if any, will have an initial class principal balance of $100 and will be offered in a combined certificate that represents a 99.99% interest in the separate residual interest of each related REMIC. The remaining 0.01% interest in each of the residual certificates will be held by the securities administrator.

Optional Purchase of the Mortgage Loans

The depositor, at its option, may request the master servicer to solicit no fewer than three (3) bids for the sale of all of the mortgage loans and REO properties of the trust fund or all of the mortgage loans and REO properties of a track of loan groups, as applicable, on any distribution date when the aggregate stated principal balance of all of the mortgage loans, or the mortgage loans in such track, as applicable, is equal to or less than 5% of the aggregate stated principal balance of all of the mortgage loans, or the mortgage loans in such track, as applicable, as of the cut-off date. The master servicer will accommodate any such request at its sole discretion. Notwithstanding the foregoing, in no event will the sale price be less than par value. The proceeds of any such sale of the trust property will be distributable to each outstanding class of the offered certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Legal Investment

It is expected that the offered certificates, other than certain offered subordinate certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Certain Legal Investment Aspects” in this term sheet supplement.

ERISA Considerations

If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate. If offered, the residual certificates may not be purchased by or transferred to such a plan or to similar governmental plans. See “ERISA Considerations” in this term sheet supplement and “ERISA Considerations—Underwriter Exemption” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust fund. The certificates, other than the residual certificates, will represent ownership of regular interests and will generally be treated as debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the residual certificates will represent ownership of the residual interest in one or more REMICs.

Any interest only certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, see “Federal Income Tax Consequences” in this term sheet supplement and the prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Ratings

The offered certificates are required to receive the ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc. indicated in the term sheet. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

There Is No Guarantee That You Will Receive Principal Payments on Your Certificates at Any Specific Rate or on Any Specific Dates
As the mortgagors make payments of interest and principal on their mortgage loans, you will receive payments on your certificates. Because the mortgagors are free to make those payments faster than scheduled, you may receive distributions faster than you expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates Is Directly Related to the Prepayment Rate on the Mortgage Loans
The yield to maturity on your certificates is directly related to the rate at which the mortgagors pay principal on the mortgage loans in the related loan group or loan groups. Principal payments on the mortgage loans may be in the following forms: scheduled principal payments; principal prepayments, which consist of prepayments in full or partial prepayments on a mortgage loan including prepayments received as a result of condemnation of a mortgaged property or certain proceeds of insurance relating to a mortgaged property that are not used to repair the property; and liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan.

The rate of prepayments is affected by a number of factors, and it is likely to fluctuate significantly over time. The mortgage loans may be prepaid by the mortgagors at any time without penalty. All of the mortgage loans in the trust fund are hybrid adjustable rate mortgage loans having an initial fixed rate period. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans during the initial fixed rate period may be subject to a greater rate of principal prepayments in a declining interest rate environment. If prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant, because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. General economic conditions and homeowner mobility will also affect the prepayment rate. Each mortgage loan contains a “due-on-sale” clause that the related servicer is obligated to exercise unless prohibited from doing so by applicable law. Therefore, the sale of any mortgaged property is likely to cause a prepayment in full of the related mortgage loan. In addition, an increased rate of mortgagor defaults, any repurchases of mortgage loans by the servicer due to breaches of its representations or warranties or an early optional purchase will accelerate the rate of principal repayment on the related certificates. A rate of principal repayment which is different from that which you anticipate may result in one or more of the following consequences:

•  if you purchase a certificate at a premium over its original class principal balance and the rate of prepayments is faster than you expect, your yield may be lower than you anticipate;

•  if you purchase a certificate at a discount from its original class principal balance and the rate of principal payments is slower than you expect, your yield may be lower than you anticipate;

•  if you purchase an interest only certificate and the rate of principal payments on the related mortgage loans is faster than you expect, your yield may be significantly lower than you anticipate, and may cause you to fail to recover your initial investment in your certificates;

•  if you purchase a certificate at par, your yield will generally not be affected by principal repayment rate fluctuations; however, an extension of the weighted average life of your certificates due to a slower than anticipated rate of repayment may adversely affect the market value of your certificates; and

•  if the rate of principal repayment is faster than anticipated in a decreasing interest rate environment, you may not be able to reinvest the principal distributions you receive on your certificates at a rate that is comparable to the certificate rate on your certificates.

We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts for mortgage loans of the type included in the trust fund over an extended period of time, and the experience with the mortgage loans included in the trust fund is insufficient to draw any conclusions regarding the expected prepayment rates on such mortgage loans. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity in the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. See “Yield and Prepayment Considerations” in this term sheet supplement and in the prospectus.

The Yield on Your Certificates Will Be Affected by Changes in the Mortgage Interest Rates
The certificate rates on the offered certificates will be based on or limited by the net mortgage interest rates on the mortgage loans. The interest rate on each of the mortgage loans is fixed for an initial period from the respective date of origination. Thereafter, the mortgage interest rate on each such mortgage loan will be adjusted to equal the sum of an index and a margin. Increases and decreases in interest rates may be limited for any interest rate adjustment date (i.e., an initial or a periodic adjustment cap). In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate. For information regarding the remaining fixed periods for the mortgage loans, see the collateral tables provided in the final term sheet, and “Description of the Mortgage Pool” in this term sheet supplement. The yield on the certificates, which bear certificate rates based on or limited by the weighted average of the net rates of the mortgage loans in the related loan group or loan groups, will be directly affected by changes in such weighted average net rates.

Losses on the Mortgage Loans Will Reduce the Yield on the Certificates
Allocation of Losses
A loss will be realized on a mortgage loan when it is liquidated and the liquidation proceeds are less than the outstanding principal balance, accrued but unpaid interest and certain related expenses on such mortgage loan. After the aggregate class principal balances of the non-offered subordinate certificates have been reduced to zero, losses (other than certain excess special losses) on the mortgage loans in the related loan group or loan groups will be allocated exclusively to the offered subordinate certificates, in reverse order of seniority, and, as a result, these certificates will be extremely sensitive to losses on the mortgage loans in the related loan group or groups. After the aggregate class principal balances of the related subordinate certificates have been reduced to zero, all further losses on the related mortgage loans will be allocated, pro rata, to the classes of senior certificates related to the mortgage loans that have experienced realized losses; provided, however, that any realized losses allocable to any super senior certificates (other than certain excess special losses) will first be allocated to any related senior support certificates until the class principal balance of such senior support certificates has been reduced to zero, and then will be allocated to the related super senior certificates in reduction of their respective class principal balances. See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Subordinate Certificates Provide Credit Support Only for the Senior Certificates in the Related Loan Groups
Because the subordinate certificates provide credit support only for the related senior certificates, it is possible that the class principal balances of the senior certificates may be reduced as the result of realized losses in the related loan groups even though more subordinate certificates related to another loan group remain outstanding. For example, if you own certificates and losses on mortgage loans in the related loan group or loan groups exceed the aggregate principal balances of the related subordinate certificates, additional losses on mortgage loans in the loan group related to your certificates will be allocated to your certificates even though another track of subordinate certificates may remain outstanding.

Excess Special Losses Will Be Allocated Pro Rata to all Related Certificates
Special losses on the mortgage loans due to mortgagor bankruptcies, fraud and special hazards in excess of certain specified levels will be allocated pro rata to all classes of senior certificates related to the loan group in which the losses occurred and the related subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related group subordinate amount of the related subordinate certificates, respectively.

Senior Support Certificates Will Absorb Losses Allocable to the Super Senior Certificates
If you own any senior support certificates, your class principal balance will be reduced (after the class principal balances of the related subordinate certificates have been reduced to zero) by the principal portion of the realized losses (other than certain special losses in excess of certain specified levels) allocable to any related super senior certificates in addition to the losses allocable to any senior support certificates. Because no realized losses (other than certain special losses in excess of certain specified levels) will be allocated to any super senior certificates until the class principal balance of the related senior support certificates has been reduced to zero, the senior support certificates will be more sensitive to the loss experience of the related mortgage loans than other senior certificates.

Potential Inadequacy of Credit Enhancement
Because the offered subordinate certificates may be divided into tracks, a grouping of offered subordinate certificates may represent an interest in all of the mortgage loans in certain loan groups only, and the class principal balances of such subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any such loan group. As a result, losses on mortgage loans in one such loan group will reduce the loss protection provided by such subordinate certificates to the senior certificates corresponding to the other such loan groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

Certain Interest Shortfalls Will Be Allocated Pro Rata to the Related Certificates
When a mortgagor makes a full or partial prepayment on a mortgage loan, the amount of interest that the mortgagor is required to pay will likely be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. Each servicer is generally required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date is generally limited to, (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, or (ii) with respect to certain other of the servicers, the respective servicing fee. If the aggregate amount of interest shortfalls resulting from prepayments in any loan group exceeds the amount of the reduction in the servicing fees, the interest entitlement of the senior certificates related to such loan group and the related subordinate certificates will be reduced pro rata by the amount of this interest shortfall, based on the amounts of interest payable to such senior certificates and the interest that would be payable to a portion of the related subordinate certificates equal to the related group subordinate amount, respectively.

In addition, the certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, or other comparable state or local statutes (such as comparable provisions of the California Military and Veterans Code). These laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty. Shortfalls resulting from application of these laws are not required to be paid by the mortgagor at any future time and will not be offset by a reduction in the servicing fee. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

These laws may also impose certain limitations that may impair the servicer’s ability to foreclose on an affected mortgage loan during the mortgagor’s period of active service and, under some circumstances, during an additional period thereafter.

Default Risk on High Balance Mortgage Loans
As of the statistical calculation date and as of the cut-off date, the principal balance of the mortgage loans may have been in excess of $1,000,000, and the principal balances of certain of these mortgage loans may have been in excess of $1,500,000. You are encouraged to consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group as a whole.

Default Risk on Mortgage Loans with Interest Only Payments
Certain of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a certain period of time following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a related certificate at a discount, you are encouraged to consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor’s previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

Threat of Terrorism and Related Military Action May Affect the Yield on the Certificates
The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Prospective investors are encouraged to consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by possible future events. In addition, activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, or comparable state or local statutes. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, which May Affect the Timing and Amount of Payments on the Certificates
The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Payments from the Mortgage Loans Are the Sole Source of Payments on the Certificates
The certificates do not represent an interest in or obligation of the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the underwriter or any of their respective affiliates. The depositor does, however, have limited obligations in the case of breaches of certain limited representations and warranties made by it in connection with its transfer of the mortgage loans to the trustee. The certificates are not insured by any financial guaranty insurance policy. No governmental agency or instrumentality and none of the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the underwriter or any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, investors will have no recourse to the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the underwriter or any of their affiliates.

Geographical Concentration May Increase Risk of Loss
The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience relatively higher rates of loss and delinquency on mortgage loans. In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.

Goldman Sachs Mortgage Company will represent and warrant, to its knowledge, as of the closing date that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether Goldman Sachs Mortgage Company had knowledge of any such damage, Goldman Sachs Mortgage Company will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this term sheet supplement. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. Any damage to a property that secures a mortgage loan in the trust fund occurring after the closing date will not be a breach of this representation and warranty.

Special hazard losses resulting from natural disasters in excess of a specified amount will be allocated pro rata to all classes of senior certificates related to the loan group in which the losses occurred and all classes of related subordinate certificates, as described in this term sheet supplement under “Description of the Certificates—Subordination and Allocation of Losses.”

Factors that Reduce Collections Could Cause Early Repayment, Delayed Payment or Reduced Payment on the Certificates
A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become greater than or equal to the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for a mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Information Regarding Historical Performance of other Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;
• the relative seasoning of the pools;
• differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
• the extent to which the loans in a pool have prepayment penalties;
• whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
• whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

The Offered Certificates May Not Be Suitable Investments
The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of Servicer to Perform or Insolvency of Servicer May Adversely Affect the Yield on the Certificates
The amount and timing of distributions on your certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner. See “The Servicers” in this term sheet supplement. If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.

Delinquencies Due to Servicing Transfer
It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

See “The Servicers—General” and “—Rights upon Events of Default” in this term sheet supplement.

Attempted Recharacterization of the Transfer from Goldman Sachs Mortgage Company to the Depositor and from the Depositor to the Trustee Could Delay or Reduce Payments to Investors in the Certificates
We expect that the transfer of the mortgage loans from the various transferors to Goldman Sachs Mortgage Company, from Goldman Sachs Mortgage Company to the depositor and from the depositor to the trustee will each be characterized as a sale. Each of the transferors to Goldman Sachs Mortgage Company, Goldman Sachs Mortgage Company and the depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of any such transferor, Goldman Sachs Mortgage Company or the depositor may take the position that the transfer of the mortgage loans to Goldman Sachs Mortgage Company, the depositor or the trustee, respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Goldman Sachs Mortgage Company, the depositor or the trustee, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If one or more of these events occur, payments on the certificates could be delayed or reduced.

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates
The underwriter is not required to assist in resales of the offered certificates, although it may do so. A secondary market for the offered certificates may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange.

Residual Certificates May Have Adverse Tax Consequences
For federal income tax purposes, certain of the residual certificates will represent the “residual interest” in the lower tier REMIC that will hold all assets relating to certain loan groups. Certain of the residual certificates will represent the “residual interest” in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMICs. Holders of the residual certificates must report as ordinary income or loss the net income or the net loss of the related REMIC whether or not any cash distributions are made to them. Net income from one REMIC generally may not be offset by a net loss from another REMIC. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the residual certificates other than the distribution of their principal balance and interest on that balance. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the residual certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction. Due to their tax consequences, the residual certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the residual certificates may not be acquired by ERISA plans or similar governmental plans. The Internal Revenue Service has issued guidance regarding safe harbors for transfers of non-economic residual interests such as the residual certificates. See “Descriptions of the Certificates—The Residual Certificates” in this term sheet supplement.

The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates
You will not have a physical certificate if you own an offered certificate (other than a residual certificate, if offered). As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a certificate of one of these classes to a person who does not participate in The Depository Trust Company system may be limited due to the absence of a physical certificate. Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop. In addition, you may experience some delay in receiving distributions on these certificates because the securities administrator will not send distributions directly to you. Instead, the securities administrator will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants.

Implementation of More Conservative Underwriting Criteria May Hinder Refinancing and Increase Risk of Loss
In recent months, in response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for loans, in particular, nonprime. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans or interest only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest only period, respectively.

Defined Terms

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-137 in this term sheet supplement and under the caption “Index” beginning on page 129 of the accompanying prospectus. Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the accompanying prospectus.

THE TRUST AGREEMENT

The master servicing and trust agreement dated as of May 1, 2007 (the “Trust Agreement”), among GS Mortgage Securities Corp., as depositor (“GSMSC” or the “Depositor”), Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity as “Master Servicer“ or “Securities Administrator“), Deutsche Bank National Trust Company, as trustee (the “Trustee”), each of Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company, as custodians (each, a “Custodian“ and together, the “Custodians”), will establish the GSR Mortgage Loan Trust 2007-AR2, a common law trust formed under the laws of the state of New York (the “Trust Fund” or “Issuing Entity“) and the Mortgage Loans will be assigned to the Trustee on behalf of certificateholders. The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the “Mortgage Loans”) due after May 1, 2007 (the “Cut-Off Date”). These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a “Master Servicer Account“), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the “Certificate Account”). In exchange for the Mortgage Loans and other property conveyed to the Trustee, and on behalf of the Issuing Entity, the Securities Administrator will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•	the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

•	the maturity date of the Mortgage Loan; and

•	the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted.

The Trust Fund will also contain other property, including:

•	a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•	any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•	amounts held in the Certificate Account.

Each Custodian will execute and deliver to the Trustee and the Securities Administrator a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to the separate custodial agreement or custodial agreements, as the case may be. The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration. In addition, the Master Servicer (or the Trustee or its designee) will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2007-AR2. The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager, GSR 2007-AR2, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Trustee under the Trust Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement. Each Custodian is similarly indemnified pursuant to the applicable custodial agreement.

The Securities Administrator will be entitled to retain as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

DESCRIPTION OF THE MORTGAGE POOL

General

The description of the mortgage pool and the mortgaged properties in this section and in the term sheet is based on the Mortgage Loans as of the close of business on April 1, 2007 (the “Statistical Calculation Date” ), after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this term sheet supplement and in the term sheet to “scheduled principal balance” refer to the scheduled principal balance as of the Statistical Calculation Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balances of the related Loan Group, based on the scheduled principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Statistical Calculation Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Statistical Calculation Date of the related Mortgage Loans determined in the same way. Before the issuance of the certificates, Mortgage Loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise. We believe that the information in this term sheet supplement and in the term sheet for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary. See “—Additional Information” below.

The mortgage pool will consist of Mortgage Loans (that may be grouped together into different tracks). The mortgage pool may consist of one or more loan groups (each, a “Loan Group“).

The Mortgage Loans consist of interest only and conventional hybrid, adjustable-rate, amortizing Mortgage Loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a “Mortgaged Property”). Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate Adjustment Date (the “Adjustment Date”) to a rate based on an index plus a fixed margin (the “Margin”). Each Mortgage Loan is expected to use the One-Year CMT Loan Index (described below), the One-Year LIBOR Loan Index (described below) or the Six-Month LIBOR Loan Index (described below) as its relevant index (or such other index as described in the prospectus and the prospectus supplement) (each, an “Index”). The Mortgaged Properties, which may include detached homes, two- to four-family dwellings, individual condominium units, cooperative units and individual units in planned residential developments have the additional characteristics described below and in the prospectus.

Each Mortgage Loan will have an original term to maturity from the due date of its first Scheduled Payment of not more than 30 years (or in the case of a limited number of Mortgage Loans, 40 years). All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the “Due Date”). Certain of the Mortgage Loans may pay interest only and will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

As of the Statistical Calculation Date, less than 1% of the Mortgage Loans will have been 30 to 59 days delinquent and none of the Mortgage Loans will have been 60 days or more delinquent. As used herein, a Mortgage Loan is considered to be “30 to 59 days” or “60 days or more” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled Due Date (or the second following monthly scheduled Due Date, as applicable). The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on March 1 that remained unpaid as of the close of business on March 31 would then be considered to be 30 to 59 days delinquent.

In general, the Mortgage Loans originally were acquired by Goldman Sachs Mortgage Company (“GSMC”) from Countrywide Home Loans, Inc. (“Countrywide Home Loans”), IndyMac Bank, F.S.B. (“IndyMac”), PHH Mortgage Corporation (“PHH Mortgage”), and Wells Fargo Bank, N.A. (“Wells Fargo Bank” ), and, if applicable, certain other Mortgage loan origination entities that each originated less than 10% of the aggregate Mortgage Loans or the Mortgage Loans in any specified Loan Group or Track of Loan Groups (each of all such entities, a “Seller”) pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, which will be serviced by Countrywide Home Loans Servicing LP (“Countrywide Servicing” ), such Mortgage Loans were acquired pursuant to a seller’s warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements and seller’s warranty agreements, a “Sale and Servicing Agreement” and together, the “Sale and Servicing Agreements”). Each Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see “—Representations and Warranties Regarding the Mortgage Loans” below) regarding the Mortgage Loans. Each Sale and Servicing Agreement will be assigned to the Trustee on behalf of the Issuing Entity insofar as it relates to the particular Mortgage Loans conveyed to the Trust Fund.

On each Adjustment Date, the mortgage interest rate will be adjusted to equal the sum of the Index and the Margin, rounded generally to the nearest one-eighth of one percent. The adjustment to the mortgage interest rate on a Mortgage Loan is generally limited to a number of basis points specified in the mortgage note (a “Rate Adjustment Cap”). Certain of the Mortgage Loans also have a different Rate Adjustment Cap that applies to their initial Adjustment Date (the “Initial Rate Adjustment Cap”) or a periodic adjustment cap (a “Subsequent Rate Adjustment Cap”). In addition, each Mortgage Loan is subject to an overall maximum interest rate (a “Lifetime Cap”), and specifies an overall minimum interest rate (a “Lifetime Floor”), which is equal to the Margin for that Mortgage Loan. On the first Due Date following each Adjustment Date for each Mortgage Loan, the Scheduled Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. Each Mortgage Loan contains a “due-on-sale” clause which the applicable Servicer will exercise unless prohibited from doing so by applicable law.

Countrywide Underwriting Guidelines

Note: Loan-to-Value Ratio as used in “—Underwriting Standards” below has the following meaning: The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General.”

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” in this term sheet supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General. Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

IndyMac Underwriting Guidelines

The principal executive offices of IndyMac Bank, F.S.B. (“IndyMac Bank”) are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101. IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000. During calendar years 2003, 2004, 2005 and 2006, IndyMac Bank’s conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion, $60.8 billion and $89.95 billion, respectively.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank’s guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank’s procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac Bank’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank’s guidelines.

In determining a borrower’s FICO credit score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO credit score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO credit score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Income/No Asset, No Ratio and No Doc.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower’s assets is required under this program.

Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower’s credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO credit score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a “third party loan originator” is a mortgage loan eligible for purchase pursuant to this program.

2. Preferred Delegated Underwriting Program. Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth. Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel are generally initially underwritten by a “third party seller” to the third party seller’s underwriting guidelines. IndyMac Bank reviews each third party seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO credit score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

PHH Mortgage Underwriting Guidelines

PHH Mortgage, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation. PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

Financial Institutions Channel: PHH Mortgage is a leading provider of “private label” mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation’s real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries. Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island. PHH Mortgage offers mortgages through the following platforms:

Teleservices. Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In®), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

In its teleservices operations, PHH Mortgage and certain subsidiaries employ “mortgage consultants” that receive applications over the telephone, and thereafter refer the origination of the loan to “loan processors” for processing. Mortgage consultants are not involved in the process once the loan is referred to a loan processor. The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function. Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

Internet. Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage. The web interface contains educational materials, rate quotes and a full mortgage application. This content is made available to the customers of partner organizations, including Century 21®, Coldwell Banker®, ERA® and Cendant MobilitySM. In addition, PHH Mortgage developed and launched its own online brand—InstaMortgage.comSM in 1999. Applications from online customers are processed via PHH Mortgage’s teleservices platform.

Field Sales Professionals. Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island. These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer. Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan. The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

Closed Loan Purchases. This platform is also known as the wholesale/correspondent platform. PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks. These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations. PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity’s corporate, financial and licensing information.

Wholesale. PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

Correspondent. PHH Mortgage purchases closed loans. One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

PHH Mortgage has been an originator of mortgage loans since 1978 and has originated interest only and conventional hybrid, adjustable rate, first-lien, prime, amortizing mortgage loans since 1994. The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan production as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		December 31, 2005		September 30, 2006
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	406,237	$77,370	219,460	$46,545	187,421	$42,642	130,779	$27,839
Government(2)	23,048	3,032	11,105	1,494	6,286	901	8,793	1,509
Home Equity Lines of Credit	38,339	3,299	47,337	4,514	40,103	4,642	19,006	2,328
Total Residential Mortgage Loans	467,624	$83,701	277,902	$52,553	233,810	$48,185	158,578	$31,676
_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Underwriting Standards

PHH Mortgage’s products currently consist of:

•
First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration (“FHA”) and government guaranteed Veterans Administration (“VA”) loans; and

•	first and junior lien home equity loans and lines of credit.

The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product. Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit	PHH Mortgage

PHH Mortgage’s underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various “private-label” programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage. From time to time, exceptions to PHH Mortgage’s underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage’s underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

PHH Mortgage’s underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with PHH Mortgage’s underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

In evaluating the applicant’s ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant’s credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

Except as described below, PHH Mortgage verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

Except as described below, PHH Mortgage also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this term sheet supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of this term sheet supplement.

For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. PHH Mortgage also reviews the level of an applicant’s liquid assets as an indication of creditworthiness.

PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation’s Underwriting Standards

The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See “—Other Documentation Standards” below.

PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans. See “Pledged Asset Loans.”

Full Documentation Standards

The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans. However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

In determining whether a prospective borrower has sufficient monthly income available

•	to meet the borrower’s monthly obligation on the proposed mortgage loan and

•	to meet monthly housing expenses and other financial obligations including the borrower’s monthly obligations on the proposed mortgage loan,

PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower’s acceptable stable monthly gross income. Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

PHH Mortgage’s guidelines for verifying an applicant’s income and employment are generally as follows:

•
for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained; and

•
for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant’s two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.

Other Documentation Standards

PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program (“Reduced Documentation Program”), stated income, stated asset program (“Stated Income, Stated Asset Program”), stated income, full asset program (“Stated Income Full Asset Program”), no income, stated asset program (“No Income Stated Asset Program”) and rate and term refinance limited documentation program (“Streamlined Documentation Program”). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Each of these programs is designed to facilitate the loan approval process.

Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage’s portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a “drive-by” appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

Another program (the “Liquidity Program”) provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower’s liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

•	no income disclosure with no verification of income required;

•	debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

•	income disclosure and verification using streamlined/alternate documentation.

The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

•	the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or

•	the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

•	the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

In addition, PHH Mortgage originates certain mortgage loans (“Relocation Mortgage Loans”) made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to PHH Mortgage’s underwriting policies as described herein.

Pledged Asset Loans

Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

Wells Fargo Bank Underwriting Guidelines

Wells Fargo Bank as Originator—Prime

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

(1)
Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers (“Prime 30-Year Fixed-Rate Relocation Loans”);

(2)
Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and which were not originated in connection with any relocation program (“Prime 30-Year Fixed-Rate Non-Relocation Loans”);

(3)
Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime 15-Year Fixed-Rate Loans”); and

(4)
Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime Adjustable-Rate Loans”).

From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans

Prime 30-Year Fixed-Rate Relocation Loans	863	$407,034,482	1,662	$834,847,437	1,795	$942,828,963

Prime 30-Year Fixed-Rate Non-Relocation Loans	24,449	$9,916,613,353	56,987	$27,717,640,372	48,644	$22,134,618,223

Prime 15-Year Fixed-Rate Loans	5,419	$2,568,468,498	5,664	$3,050,313,288	2,507	$1,230,499,787

Prime Adjustable-Rate Loans*	126,241	$54,380,648,326	133,547	$61,563,540,910	71,276	$39,675,838,574

* Mortgage loans that Wells Fargo Bank classified as “prime” adjustable rate investment property mortgage loans were previously reported under the “Alt-A adjustable rate mortgage loans “asset type” for 2004 and 2005. In 2006, Wells Fargo Bank changed the classification of “prime” adjustable rate investment property mortgage loans so that such mortgage loans are classified as Prime Adjustable Rate Loans and are now reported under that “asset type” for all periods shown.

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet. The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s underwriting standards.

Mortgage Loan Underwriting

The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s “retention program,” and (iii) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General Standards. Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. The “Combined Loan-to-Value Ratio”” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the “Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

Coverage Percentages

Loan-to-Value Ratios	Category I Mortgage Loans	Category II Mortgage Loans
95.01% to 97.00%	30%	25%
90.01% to 95.00%	30%	25%
85.01% to 90.00%	25%	12%
80.01% to 85.00%	12%	6%

“Category I Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, balloon loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

“Category II Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 10, 15 or 20 years.

In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Wells Fargo Bank as Originator—ZA Conventional

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $ 2.461 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for ZA Conventional Loans (also known as “scratch and dent” loans; see “—Mortgage Loan Underwriting—General” below):

	2004		2005		2006

Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
ZA Conventional Loans	3,689	$616,863,878	6,057	$1,170,157,044	2,698	$526,096,183

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa; Frederick, Maryland; Minneapolis, Minnesota; Fort Mill, South Carolina; Carlsbad, California and Bloomington, Minnesota. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s underwriting standards.

Mortgage Loan Underwriting—General

Wells Fargo Bank has acquired or originated Mortgage Loans under one of Wells Fargo Bank’s standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Bank Mortgage Loans were approved for purchase by Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank. With respect to the Wells Fargo Mortgage Loans that are “ZA Conventional” (or “scratch and dent”) Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

•	violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

•	had document deficiencies; or

•	became delinquent.

The specific defects may have included (without limitation):

•	the failure to comply with maximum debt service coverage requirements;

•	the failure to comply with maximum loan-to-value ratio requirements;

•	the failure to comply with minimum credit score requirements;

•	the failure to comply with maximum loan amount requirements;

•	missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

•	the absence of required primary mortgage insurance;

•	the mortgagor's credit history did not meet underwriting guidelines or program requirements;

•	the mortgage file had a deficient or missing modification agreement or power of attorney; or

•	the mortgagor became delinquent.

In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.

Mortgage Loan Underwriting—Prime and Alt-A

Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s general underwriting standards, (ii) Wells Fargo Bank’s “retention program,” (iii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

General Standards

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) (“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Retention Program Standards

A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Modified Standards

In comparison to Wells Fargo Bank’s “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan (“Alt-A”) underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum “combined” Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, “manufactured homes”, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its “Mortgage Express alternative-A” program (“Alt-A Minus”), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants are as follows:

Credit Level	Existing Mortgage History	Documentation Type	Credit Bureau Score*	Maximum Combined Loan to Value Ratio**
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <95%
F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	1 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	660 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under a “No Ratio” program (such Mortgage Loans, “No Ratio Loans”) or under a “No Documentation” program (such Mortgage Loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrower’s income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower’s assets may have been verified and certain minimum “cash reserves” required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

In the case of the “Stated” program (such Mortgage Loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower’s assets may have been verified and certain minimum “cash reserves” are required. Under the “Stated” program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.

In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the “Stated Reduced” program (such Mortgage Loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the “Stated Reduced” program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the “Stated Reduced” program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.

Under the Alt-A Minus program, Wells Fargo Bank’s underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-A Minus program is subject to further review in the form of a desk review, field review or additional full appraisal.

Underwriter Discretion

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Mortgage Loan Underwriting—Subprime

The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant’s credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant’s credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower’s credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant’s financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant’s credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as “Y9” through “Y1” (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants are as follows:

Credit Level	Existing Mortgage History	Credit Bureau Score*	Bankruptcy Filings/ Foreclosure Proceedings	Maximum Combined Loan to Value Ratio**
Y9	0 x 30; Current at application time and no mortgage or rent late payments in the last 12 months	660 or higher	Discharged/ completed more than three years ago.	100% CLTV @ LTV < 80% 95% CLTV @ LTV > 80%

Y8	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	640-659	Discharged/ completed more than three years ago.	100% CLTV @ LTV < 80% 95% CLTV @ LTV > 80%

Y7	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	620-639	Discharged/ completed more than two years ago.	100% CLTV @ LTV < 80% 95% CLTV @ LTV > 80%
Y6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	600-619	Discharged/ completed more than two years ago.	100% CLTV @ LTV < 80% 95% CLTV @ LTV > 80%
Y5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	580-599	Discharged/ completed more than two years ago.	100% CLTV @ LTV < 80% 95% CLTV @ LTV > 80%
Y4	1 x 60; Mortgage or rent payments no more than 60 days late at application time and a maximum of up to one 60-day late in the last 12 months	560-579	Discharged/ completed more than one year ago.	100% CLTV @ LTV < 80% 95% CLTV @ LTV > 80%
Y3	2 x 60 or 1 x 60 and 1 x 90; Mortgage or rent payments no more than 60 days late at application time and a maximum of up to two 60-day late payments or one 60-day and one 90-day late payment.	540-559	Discharged/ completed more than one year ago.	90% CLTV @ All LTV’s

Y2	90+; Mortgage or rent payments no more than 60 days late at application time	520-539	Discharged/ completed less than 1 year ago.	90% CLTV @ All LTV’s

Y1	90+; Mortgage or rent payments no more than 60 days late at application time.	500-519	Discharged/ completed less than 1 year ago.	85% CLTV @ All LTV’s

_________________________________

*  Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines.

**  The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan.

For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or “rolling” late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $950,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for first lien mortgage loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

Wells Fargo Bank’s subprime mortgage loan programs include a full documentation program and a “stated income, stated asset” program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower’s.

Under Wells Fargo Bank’s “stated income, stated asset” program, the applicant’s employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant’s occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant’s assets as stated must be reasonable for the applicant’s occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

Wells Fargo Bank’s underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) (“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

The Indices

The Index for each Mortgage Loan is one of the One-Year CMT Loan Index, the Six-Month LIBOR Index or the One-Year LIBOR Loan Index (each as defined below) or another index as described in the prospectus supplement and the prospectus.

The “One-Year CMT Loan Index” is the percentage derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519). Yields on Treasury securities are estimated from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits estimation of the yield for a one-year maturity, for example, even if no outstanding security has exactly one year remaining to maturity. The Federal Reserve Statistical Release H.15(519) is released each Monday.

The average weekly yield reflected by the One-Year CMT Loan Index, when published, relates to daily yield quotations made during the preceding week. Therefore, the mortgage interest rates will not necessarily reflect the current average on U.S. Treasury securities.

Listed below are some historical values of the One-Year CMT Loan Index determined from the monthly average yield beginning with 1993. The historical values of the One-Year CMT Loan Index determined from the monthly average yield have not been identical to values determined from the weekly average yield but they have not differed in a material amount. The values listed below are based upon Federal Reserve Statistical Release H.15(519).

Month	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	3.50%	3.54%	7.05%	5.09%	5.61%	5.24%	4.51%	6.12%	4.81%	2.16%	1.36%	1.24%	2.86%	4.45%	5.06%
February	3.39%	3.87%	6.70%	4.94%	5.53%	5.31%	4.70%	6.22%	4.68%	2.23%	1.30%	1.24%	3.03%	4.68%	5.05%
March	3.33%	4.32%	6.43%	5.34%	5.80%	5.39%	4.78%	6.22%	4.30%	2.57%	1.24%	1.19%	3.30%	4.77%	4.92%
April	3.24%	4.82%	6.27%	5.54%	5.99%	5.38%	4.69%	6.15%	3.98%	2.48%	1.27%	1.43%	3.32%	4.90%	4.93%
May	3.36%	5.31%	6.00%	5.64%	5.87%	5.44%	4.85%	6.33%	3.78%	2.35%	1.18%	1.78%	3.33%	5.00%	—
June	3.54%	5.27%	5.64%	5.81%	5.69%	5.41%	5.10%	6.17%	3.58%	2.20%	1.01%	2.12%	3.36%	5.16%	—
July	3.47%	5.48%	5.59%	5.85%	5.54%	5.36%	5.03%	6.08%	3.62%	1.96%	1.12%	2.10%	3.64%	5.22%	—
August	3.44%	5.56%	5.75%	5.67%	5.56%	5.21%	5.20%	6.18%	3.47%	1.76%	1.31%	2.02%	3.87%	5.08%	—
September	3.36%	5.76%	5.62%	5.83%	5.52%	4.71%	5.25%	6.13%	2.82%	1.72%	1.24%	2.12%	3.85%	4.97%	—
October	3.39%	6.11%	5.59%	5.55%	5.46%	4.12%	5.43%	6.01%	2.33%	1.65%	1.25%	2.23%	4.18%	5.01%	—
November	3.58%	6.54%	5.43%	5.42%	5.46%	4.53%	5.55%	6.09%	2.18%	1.49%	1.34%	2.50%	4.33%	5.01%	—
December	3.61%	7.14%	5.31%	5.47%	5.53%	4.52%	5.84%	5.60%	2.22%	1.45%	1.31%	2.67%	4.35%	4.94%	—

The above table does not purport to be, and is not, a prediction of the performance of the One-Year CMT Loan Index in the future.

The Six-Month LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six-month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the “Six-Month LIBOR Loan Index“).

The One-Year LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the “One-Year LIBOR Loan Index”). With respect to Countrywide Servicing-serviced Mortgage Loans, in the event the applicable Index is no longer available, the Servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.

Additional Information

The Prospectus Supplement will contain important information about the Mortgage Loans including:

•	the mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

•	the initial Adjustment Dates and the Margins;

•	the years in which initial Scheduled Payments on the Mortgage Loans were due;

•	the current loan-to-value ratios of the Mortgage Loans;

•	the types of Mortgaged Properties;

•	the geographic distribution by state of the Mortgaged Properties;

•	the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

•	the original terms to maturity of the Mortgage Loans;

•	the interest rate Index and all applicable caps and floors for the mortgage interest rates;

•	the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

•	the mortgagor’s stated purpose of financing; and

•	the credit score ranges.

The credit score tables appearing in Appendix A of the prospectus supplement will show the credit scores, if any, that the servicers, originators, underwriters of the Mortgage Loans or GSMC collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this term sheet supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission generally within fifteen days after the initial issuance of the certificates. In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the first paragraph under “Description of the Mortgage Pool,” that removal or addition will be noted in the Current Report on Form 8-K.

Transfer of the Mortgage Loans to the Trustee

The Mortgage Loans will be sold by GSMC to the Depositor as of the Cut-Off Date pursuant to assignment, assumption and recognition agreements among GSMC, the applicable Servicer and Seller and the Depositor. The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date, will then be sold by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to the terms of the Trust Agreement. In connection with such transfer, the Depositor will assign all of its rights and obligations under the Sale and Servicing Agreements (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee. The Securities Administrator will execute, and the certificate registrar will, concurrent with such assignment, authenticate and deliver the certificates on behalf of the Issuing Entity. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the “Mortgage Loan Schedule”).

As to each Mortgage Loan (except MERS loans, as described below), certain documents are required to be delivered to the applicable Custodian in accordance with the applicable Sale and Servicing Agreement. Such documents generally include the original mortgage note or (if the original is lost, and to the extent permitted by such Sale and Servicing Agreement), a copy of such mortgage note with applicable addenda and riders, endorsed in blank, without recourse, by the Seller, the original assignment of mortgage and any intervening related assignments, and any modification or assumption agreements, and may include other relevant documentation.

Certain of the Mortgage Loans have been registered with the Mortgage Electronic Registration System (“MERS”). For these Mortgage Loans, the applicable Custodian will not have original documentation. Instead, the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale and Servicing Agreements generally provide that, if a document that should have been delivered to the applicable Custodian is missing or defective, and that defect or missing document materially and adversely affects the value of the Mortgage Loan, the Seller must deliver the missing document or correct or cure the defect, as applicable, within 90 days of written notice of the defect.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents, may limit the ability of a Servicer to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the applicable Sale and Servicing Agreement, each Seller made certain representations and warranties to GSMC in connection with the transfer of the Mortgage Loans as of the date of each such transfer. In connection with the transfer of the Mortgage Loans to the Trust Fund, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trust Fund, will assign to the Trustee on behalf of the Issuing Entity all of its rights under the Sale and Servicing Agreements, including the benefit of the representations and warranties. The following is a general summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the mortgage loans in the related Sale and Servicing Agreement. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the Mortgage Loans. Each representation made by the related Seller was made as of the date that it sold the Mortgage Loans to GSMC. GSMC will bring down all loan level representations and warranties through the Closing Date. In addition, GSMC will make the representation and warranty in clause (xxxiv) directly to the Trustee on behalf of the Issuing Entity, as of the Closing Date.

(i)	Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable Sale and Servicing Agreement is true and correct as of the relevant cut-off date;

(ii)
Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and no Mortgage Loan payment has been thirty days or more delinquent more than once in the twelve-month period preceding the closing date;

(iii)
No Outstanding Charges. There are no defaults by the Seller in complying with the terms of the mortgage note or mortgage. To the best knowledge of each Seller, all taxes and government assessments, insurance premiums, water, sewer and municipal charges due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(iv)
Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related Sale and Servicing Agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, and the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part;

(v)
No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(vi)
No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii)
Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii)
Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with, and the Servicer will maintain and deliver upon demand evidence of such compliance; and all inspections, licenses and certificates required for the occupied portion of each Mortgaged Property have been obtained;

(ix)
Valid First Lien; No Mechanics’ Liens. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to the lien of current property taxes and other assessments not yet due and payable, covenants and conditions specified in the title insurance policy and other matters to which similar properties are commonly subject. No mechanics’ liens or similar liens have been filed having the same priority as the lien of the related mortgage, which are not insured against by the applicable title insurance policy;

(x)
Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xi)
Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Seller, the Seller had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xii)
Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties having an interest in the Mortgage Loan were in compliance with all applicable state licensing requirements where (1) the Mortgaged Property is located and any qualification requirements of Fannie Mae or Freddie Mac, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or their operating subsidiaries) or (5) not doing business in such state;

(xiii)
Title Insurance. Each Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to Fannie Mae or Freddie Mac. The related Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xiv)
Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xv)	Occupancy. At origination and to the best of the Seller’s knowledge, the Mortgaged Property was lawfully occupied under applicable law;

(xvi)	No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xvii)
Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan that is not a MERS Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xviii)
Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business and have been conducted in accordance with the terms of the related mortgage note and mortgage. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law;

(xix)
Mortgaged Property Undamaged; No Condemnation. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and, to the best of such Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(xx)
Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by the applicable federal insurer. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance;

(xxi)
Payment Terms. The mortgage note is payable on the first day of each month, in equal monthly installments of principal and interest over a term of no more than thirty years; provided, that monthly installments of interest may change due to adjustments to the mortgage interest rate on interest rate adjustment dates. No Mortgage Loan has a shared appreciation or other contingent interest feature or permits negative amortization;

(xxii)
No Defaults. Except with respect to delinquencies identified on the Mortgage Loan schedule of the relevant agreement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(xxiii)	Loan-to-Value Ratio. The loan-to-value ratio of each Mortgage Loan was less than 125% at either the time of its origination or refinancing, as applicable;

(xxiv)
Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy (unless an exception was made in the applicable Sale and Servicing Agreement) issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxv)	No Foreclosure. No Mortgaged Property is subject to pending foreclosure proceedings or a written foreclosure agreement;

(xxvi)
No Mortgagor Bankruptcy. To the best of the applicable Seller’s knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the relevant closing date and the Seller has not received notice that any mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxvii)	No Adverse Selection. The applicable Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

(xxviii)
Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxix)
Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

(xxx)
The Appraisal. The Mortgage Loan documents contain an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac, as applicable;

(xxxi)
Servicemembers Civil Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act;

(xxxii)	No Additional Payments. There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the mortgagor;

(xxxiii)
Comparable and Complete Mortgage Loan File. Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(xxxiv)
HOEPA. No Mortgage Loan is classified as “high cost” or “predatory” mortgage loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a “high cost” mortgage loan under any applicable federal or state laws;

(xxxv)
Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

(xxxvi)	No Credit Insurance Policies. No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies; and

(xxxvii)
Prepayment Penalty Term. No Mortgage Loan originated prior to October 1, 2002 will impose a prepayment premium for a term in excess of five years after its origination. No Mortgage Loan originated on or after October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement. Within the applicable time period under the related Sale and Servicing Agreement, the Seller will be required to cure such breach, and if such breach cannot be cured within such time period, the Seller will be required to repurchase the Mortgage Loan from the Trust Fund. The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law. None of the Sellers or the Servicers will have the right to substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred. The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises. GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust Fund.

If any defective Mortgage Loan is not repurchased by the Seller or GSMC, as applicable, and losses occur on such Mortgage Loan, such losses will be allocated to the class of certificates as described under “Credit Enhancements—Subordination” in this term sheet supplement.

None of the Servicers, Master Servicer, Securities Administrator, Trustee, Depositor or any of their respective affiliates has made the foregoing representations and warranties and none of them will have any obligation to repurchase a Mortgage Loan if the Seller or GSMC, as applicable, defaults on its obligation to repurchase a Mortgage Loan from the Trust Fund in connection with a breach of a representation and warranty or in connection with a defective document as described above.

In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

STATIC POOL INFORMATION

The Sponsor

Information concerning the sponsor’s prior residential mortgage loan securitizations involving mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2007-AR2.” On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement. Information under “Original Pool Characteristics” for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this term sheet supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

Countrywide Home Loans, Inc.

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com/?CWDD=01200704.

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

IndyMac Bank, F.S.B.

Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. On this website, you can view summary pool information as of the applicable cut-off date for securitizations previously sponsored by IndyMac Bank and delinquency, cumulative loss and prepayment information as of each distribution date by securitization for the past five years or, since the applicable closing date for each securitization if the applicable closing date occurred less than five years from the date hereof. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool vary from each other as well as from the Mortgage Loans to be included in the issuing entity described herein. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond IndyMac Bank’s control, such as housing prices and market interest rates. The performance of these prior securitizations is likely not indicative of the future performance of the Mortgage Loans.

IndyMac Bank reports delinquency data for securitizations of pools of mortgage loans under the “INDX” category consistent with the methodology used by the Mortgage Bankers Association of America (the “MBA Method”).  As defined in Standard & Poor's LEVELS® Glossary, under the MBA Method, a mortgage loan is considered delinquent if a monthly payment has not been received by the end of the day immediately preceding the mortgage loan’s next due date. For example, a mortgage loan will be considered 30 days delinquent if the borrower fails to make a scheduled monthly payment originally due on March 1 by the close of business on March 31 and it will be reported as “31-60 days delinquent” on the April statement to certificateholders.  A similar methodology is used for determining whether a Mortgage Loan is 60 days delinquent, and the Mortgage Loan will be considered “61-90 days delinquent” if the borrower fails to make that scheduled monthly payment by April 30 and will be reported on the May statement to certificateholders. IndyMac Bank reports delinquency data for securitizations of mortgage loans under other categories consistent with the “OTS Method.” Under the OTS Method, as defined in Standard & Poor's LEVELS® Glossary, a mortgage loan is considered delinquent if a monthly payment has not been received by the close of business on the due date for that mortgage loan in the following month. For securitized pools of mortgage loans listed under the headings of “INDA,” “INDB,” “INDX” and “RAST”, as well as the 2001-A pool listed under the heading “SUBPRIME” and the 2006-1 pool under the heading “INDS” IndyMac Bank calculates delinquencies according to the MBA Method. For securitized pools of mortgage loans listed under the headings of “HELOC”, “SUBPRIME” (other than the 2001-A and 2001-B pools) and “INDS,-” (other than the 2006-1 pool). IndyMac Bank calculates delinquencies according to the OTS Method.

This static pool data is not deemed a part hereof, the prospectus or the registration statement, of which the prospectus is a part, to the extent that the static pool data relates to:

•	Prior securitized pools of IndyMac Bank that do not include the mortgage loans and that were established before January 1, 2006; or

•	In the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

PHH Mortgage Corporation

Certain static pool data and delinquency data for PHH Mortgage is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2007-AR2: PHH”.

The information available on the foregoing website relating to any mortgage loans originated prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the accompanying prospectus or the Depositor’s registration statement.

Wells Fargo Bank, N.A.

Certain static pool data and delinquency data for Wells Fargo Bank is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2007-AR2: Wells Fargo Bank”.

The information available on the foregoing website relating to any mortgage loans originated prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the accompanying prospectus or the Depositor’s registration statement.

 THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC” or the “Sponsor”). GSMC is the parent of the Depositor and an affiliate of Goldman, Sachs & Co. (the “Underwriter” ).

GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001. The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

Year	Approximate Volume
2001	$0.4 billion
2002	$8.6 billion
2003	$7.8 billion
2004	$10.3 billion
2005	$16.8 billion
2006	$12.8 billion

For additional information regarding the Sponsor, see “The Sponsor” in the prospectus.

THE DEPOSITOR

The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter. The Depositor will not have any business operations other than securitizing mortgage assets and related activities. For additional information regarding the Depositor, see “The Depositor” in the prospectus.

THE ISSUING ENTITY

GSR Mortgage Loan Trust 2007-AR2, the Issuing Entity, will be formed on the Closing Date pursuant to the Trust Agreement. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC” ) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the Trust Agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will keep them in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the Trust Fund. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the Trust Agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

As compensation for its services as Trustee under the Trust Agreement, the Trustee will be entitled to an annual fee, which will be payable by the Securities Administrator from investment earnings on amounts on deposit in the Certificate Account. The Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to assume, or appoint a successor servicer to assume, the servicing duties of such removed or resigned Servicer.

The Trust Agreement provides that the Trustee and any officer, employee or agent of the Trustee, or its designee, including in its capacity as successor Master Servicer, will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Trustee arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

The Trustee is eligible to serve as such under the Trust Agreement only so long as it is a corporation or banking association organized and doing business under the laws of the United States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of fat least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after the resignation of the Trustee, the resigning Trustee , may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo Bank“) will act as Securities Administrator under the Trust Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller, the Originators and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Under the terms of the Trust Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as Securities Administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

The Securities Administrator will act as paying agent and certificate registrar of the certificates. The Depositor, the Seller, the Sponsor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Trustee and the Servicers.

The Securities Administrator will receive, as compensation for acting in such capacity (the “Securities Administrator Fee“), interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders, after payment of the Trustee Fee.

The Trust Agreement provides that the Securities Administrator and any officer, employee or agent of the Securities Administrator will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Securities Administrator arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

For information, with respect to the Securities Administrator’s liability under the trust agreement and any indemnification that the Securities Administrator will be entitled to from the trust, see “The Master Servicer—Indemnification and Third Party Claims” in this term sheet supplement.

The Securities Administrator will be required to prepare and deliver a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

THE CUSTODIANS

Each of the Custodians will act as custodian of the related Mortgage Loans pursuant to one or more separate custodial agreements and, in such capacity, and pursuant to the Trust Agreement, will execute and deliver to the Securities Administrator, on behalf of the Trustee, a custodial receipt representing that such Custodian possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to such custodial agreement or custodial agreements, as the case may be.

Each Custodian is responsible to hold and safeguard the applicable mortgage notes and other contents of the mortgage files on behalf of the Trustee, the Securities Administrator and the Certificateholders.

The Custodians will be required to prepare and deliver a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

THE MASTER SERVICER

General

Wells Fargo Bank acts as Master Servicer pursuant to the terms of Trust Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Sale and Servicing Agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive the interest or investment income, or a portion of the interest or investment income, earned by it on amounts deposited in, or credited to, the Master Servicer Account (the “Master Servicing Fee”). The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders. In the event the Master Servicer assumes the duties of a Servicer or a successor servicer under any Sale and Servicing Agreement, it will be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (a) the Master Servicing Fee with respect to each Distribution Date, (b) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (c) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under “—Indemnification and Third Party Claims,” and (d) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer shall be reimbursed by the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion resulting from a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties. Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement will accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee will promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer will assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer will be indemnified and held harmless from the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and unanticipated expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trustee on behalf of the Trust Fund, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (a) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (b) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer will be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described under “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment; provided, however, that the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund.

The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Depositor; provided, however, that the Master Servicer will have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents will not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency listed in the prospectus supplement to the effect that such action will not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will such fees and compensation exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer will be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it will agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and will have a net worth of not less than $25,000,000.

The Master Servicer will not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer will be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation will become effective until a successor master servicer appointed by the Trustee will have assumed the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a “Master Servicer Event of Default“ by the Master Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer or its affiliates to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; (g) an affiliate of the Master Servicer that performs any duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor; or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may, and upon written direction from 51% of the certificateholders shall, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon written direction from 51% of the certificateholders shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer’s expense. The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

In addition, in the event that the Master Servicer fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Master Servicer and the Trustee or successor master servicer appointed by the Trustee shall assume the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Reports by the Master Servicer

As set forth in the Trust Agreement, on specified dates preceding the applicable Distribution Date, each Servicer and the Master Servicer are required to deliver to the Securities Administrator a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates—Distributions of Interest on the Certificates" and "—Distributions of Principal on the Certificates" in this term sheet supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the Securities Administrator. In addition, each Servicer and the Master Servicer will be required to deliver to the Securities Administrator and the Depositor certain monthly reports relating to the Mortgage Loans and the mortgaged properties. The Securities Administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

Assumption of Master Servicing by a Successor

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the Depositor and the Rating Agencies listed in the prospectus supplement. The Trustee, its designee or any successor Master Servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer shall deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

General

It is anticipated that the Mortgage Loans will initially be serviced by Countrywide Home Loans Servicing LP (“Countrywide Servicing”), IndyMac Bank ("IndyMac"), PHH Mortgage Corporation (“PHH Mortgage”), Wells Fargo Bank, N.A., and various other mortgage loan servicers (each, a “Servicer” and together, the “Servicers”).

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

Information relating to the servicing activities of Countrywide Servicing, IndyMac, PHH Mortgage and Wells Fargo Bank is summarized below.

Countrywide Servicing

The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production

	2002	2003	Years Ended December 31, 2004	2005	2006	Three Months Ended March 31, 2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	214,826
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$43,035
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	37.4%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	155,766
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$49,970
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	43.5%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	22,880
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$3,539
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	3.1%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	158,183
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$10,539
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	9.2%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	43,667
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$7,881
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	6.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	595,322
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$114,964
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$193,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	62%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	36%

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(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

IndyMac

IndyMac Bank will act as Servicer under the related Sale and Servicing Agreement. The principal executive offices of the servicer are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody’s, “SQ2-” as a primary servicer of sub-prime mortgage loans, SQ2 as a primary servicer of prime mortgage loans and “SQ2-” as a special servicer and (z) by S&P, “strong” as a residential mortgage servicer and residential mortgage subprime servicer, and “average” for residential mortgage special servicing, residential mortgage master servicing and subordinate residential mortgage servicing.

IndyMac Bank will be responsible for servicing the Mortgage Loans serviced by it in accordance with the terms set forth in the applicable Sale and Servicing Agreement employing the same degree of skill and care which it employs in servicing the Mortgage Loans comparable to the mortgage loans serviced by the IndyMac Bank for itself or others.

IndyMac Bank will not have any custodial responsibilities for the mortgage loans.

As of December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion, $84.50 billion and $139.81 billion, respectively, in conventional mortgage loans owned by others. As of the date of this free writing prospectus, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of the servicer nor has there been any material non-compliance by the servicer with applicable servicing criteria as to any other securitization as to which the servicer is a party.

IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

IndyMac Bank intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2007. Fewer than 70 of IndyMac Bank’s employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, IndyMac Bank expects that a substantial number of these employees may elect not to do so.

If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, IndyMac Bank’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, IndyMac Bank will continue to provide default management services from its current offices in Pasadena, California and Kalamazoo, Michigan until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

The servicer intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2007. Fewer than 70 of the servicer’s employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from its current offices in Pasadena, California and Kalamazoo, Michigan until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

PHH Mortgage

A description of the duties of PHH Mortgage under the related Sale and Servicing Agreement, including PHH Mortgage’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “The Servicers—Collection and Other Servicing Procedures” and “—Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans” in this term sheet supplement.

PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan servicing portfolio as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		December 31, 2005		September 30, 2006
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$126,996	793,813	$133,816	896,745	$146,236	912,850	$148,761
Government(2)	87,420	8,908	77,591	7,978	66,501	6,851	65,794	7,288
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	97,849	4,215	101,523	4,153
Total Residential Mortgage Loans	939,073	$138,619	961,972	$145,716	1,061,095	$157,302	1,080,167	$160,202
_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either “short-term” or “long-term,” and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage’s collections department’s system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC (“First American”). Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage’s premises and First American’s premises. First American’s operations are located in Dallas, Texas.

On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. (“ICT”). Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation (“WEST”). Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage’s total monthly inbound customer service calls. ICT’s operations are located in Amherst, New York. WEST’s operations are located in Spokane, Washington.

In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage’s first lien mortgage loan portfolio and approximately 82% of PHH Mortgage’s home equity portfolio payments are processed via the ARC method on a monthly basis.

Except as described above, there have been no other material changes to PHH Mortgage’s servicing policies or procedures.

PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

The assessment of compliance with servicing criteria and related attestation report of registered public accounting firm prepared with respect to PHH Mortgage as of December 31, 2006 and for the period from January 1, 2006 through December 31, 2006 indicated the following material instances of noncompliance with the applicable servicing criteria: (i) PHH Mortgage has not instituted policies and procedures to specifically monitor performance or other triggers or events of default stated in the transaction agreements (Item 1122(d)(1)(i) of Regulation AB, (ii) during the months of July, August and September 2006, PHH Mortgage’s minimum coverage requirement exceeded its $160 million fidelity bond by amounts ranging up to approximately $1.3 million (Item 1122(d)(1)(iv) of Regulation AB), (iii) PHH Mortgage did not maintain or provide one of the required monthly reports stated in the transaction agreements during the year (Item 1122(d)(3)(i)(A) of Regulation AB) and (iv) PHH Mortgage did not perform procedures to agree the unpaid principal balance and number of loans serviced by PHH Mortgage with that of the relevant investors or trustees (Item 1122(d)(3)(i)(D) of Regulation AB). PHH Mortgage has undertaken remediation activities to address these material instances of noncompliance. In addition, effective September 27, 2006, PHH Mortgage’s fidelity bond was increased to $170 million.

Except as described in the preceding paragraph, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

In a Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed on March 2, 2007, PHH Corporation (“PHH”) reported that it would be unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) by the SEC filing deadline. PHH attributed the late filing to delays in preparing its financial statements for the year ended December 31, 2006, due in part to the facts set forth below.

On March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006, August 16, 2006, September 26, 2006, September 28, 2006, October 30, 2006 and November 22, 2006, PHH filed Current Reports on Form 8-K (collectively, the “Form 8-Ks”) with the SEC regarding the delay in filing its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) because it had not yet finalized its financial statements for the year ended December 31, 2005, and the audit of its 2005 financial statements was not complete.  PHH filed its 2005 Form 10-K with the SEC on November 22, 2006. PHH also previously disclosed that the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the “2006 Form 10-Qs”) were delayed beyond their respective SEC filing deadlines, and that it expected the 2006 Form 10-K to be delayed beyond the SEC filing deadline. In the Form 12b-25, PHH reported that it was working diligently to complete the 2006 Form 10-Qs and 2006 Form 10-K, but that it was unable to provide expected filing dates for these reports. More information related to PHH’s 2006 Form 10-Qs and 2006 Form 10-K may be obtained by referring to the Current Reports on Form 8-K that PHH filed with the SEC on December 27, 2006 and January 24, 2007 (the “Additional Form 8-Ks”) regarding certain waivers extending the deadline for delivery of PHH’s 2006 quarterly and annual financial statements under certain of its financing arrangements.

On March 30, 2007, PHH filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006. On April 11, 2007, PHH filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

PHH previously disclosed in the Form 8-Ks that it had concluded that its audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004, and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) and the related reports of its independent registered public accounting firm should no longer be relied upon because of errors in the Prior Financial Statements. PHH reported that it had determined that the correction of these errors was material and required the restatement of certain of its Prior Financial Statements. PHH reported that the restatement adjustments which were included in its 2005 Form 10-K filed with the SEC on November 22, 2006 and would be included in its 2006 Form 10-Qs and 2006 Form 10-K when filed, correct certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. (“GAAP”) and correct errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks.

PHH reported that it had restated its audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in the 2005 Form 10-K. PHH reported that certain restatement adjustments affecting its audited annual financial statements for periods prior to December 31, 2003 are reflected in the Selected Consolidated Financial Data appearing in the 2005 Form 10-K. PHH reported that certain restatement adjustments also affect its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 previously filed in its Quarterly Reports on Form 10-Q. PHH reported that these restatement adjustments similarly are reflected in the Selected Unaudited Quarterly Financial Data appearing in the 2005 Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and the year ended December 31, 2005, would be reflected in the 2006 Form 10-Qs and 2006 Form 10-K.

In a Current Report on Form 8-K that PHH filed on February 28, 2007, it reported that, on February 22, 2007, it entered into (i) the First Amendment (the “364-Day Amendment”) to the unsecured $500 million 364-Day Revolving Credit Agreement (the “364-Day Agreement”), dated April 6, 2006, with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, the lenders referred to therein (the “Lenders”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as a Lender and administrative agent for the Lenders; and (ii) the First Amendment (the “Credit Amendment,” and together with the 364-Day Amendment, the “Amendments”) to the unsecured $750 million Credit Agreement (the “Credit Agreement,” and together with the 364-Day Agreement, the “Agreements”), dated as of July 21, 2006, among PHH, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, the Lenders, and JPMorgan, as a Lender and as administrative agent for the Lenders. PHH reported that the Amendments (i) extended the maturity date for each of the Agreements until December 15, 2007; (ii) reduced the total commitments under the Agreements to $200 million and $415 million for the 364-Day Agreement and the Credit Agreement, respectively; and (iii) modified the interest rates paid on outstanding borrowings.

In a Current Report on Form 8-K that PHH filed on February 28, 2007, it reported that on March 6, 2007, Chesapeake Funding LLC (“Chesapeake”), its wholly-owned subsidiary, entered into (i) an amendment (the “Series 2006-1 First Amendment”) to the Series 2006-1 Indenture Supplement, dated as of March 7, 2006 (the “Series 2006-1 Indenture Supplement”), by and among Chesapeake, as issuer, PHH Vehicle Management Services LLC (“VMS”), PHH’s wholly-owned subsidiary, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and The Bank of New York, as successor to JPMorgan, as indenture trustee (in such capacity, the “Indenture Trustee”) and (ii) an amendment (the “Series 2006-2 First Amendment”) to the Amended and Restated Series 2006-2 Indenture Supplement, dated as of December 1, 2006 (the “A&R Series 2006-2 Indenture Supplement”), by and among Chesapeake, as issuer, VMS, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and the Indenture Trustee. PHH reported that the Series 2006-1 First Amendment extended the maturity date of the available funding under the Series 2006-1 Indenture Supplement from March 6, 2007 to March 4, 2008 and increased the available funding under the Series 2006-1 Indenture Supplement from $2.7 billion to $2.9 billion to accommodate expected growth in vehicle and lease receivable assets.

In a Current Report on Form 8-K that PHH filed on March 15, 2007, it reported that it had entered into a definitive merger agreement (the “Merger Agreement”) dated March 15, 2007 to be acquired (the “Merger”) by GE Capital Solutions, the business-to-business leasing, financing, and asset management unit of General Electric Company (“GE”), in an all cash transaction valued at approximately $1.8 billion. PHH reported that, on the unanimous recommendation of a special committee of its board of directors, which comprises all of its independent directors, the board of directors unanimously approved the Merger and recommended its approval by PHH stockholders. PHH reported that it will schedule a special meeting of its stockholders to approve the Merger at a later date.

PHH reported that in conjunction with this transaction, GE has entered into an agreement to sell PHH’s mortgage operations to an affiliate of The Blackstone Group (“Blackstone”), a global private investment and advisory firm.

PHH reported that the Merger is subject to approval by its stockholders, antitrust, state licensing, and other regulatory approvals, as well as various other closing conditions. PHH reported that following the closing of the Merger, shares of PHH common stock would no longer be listed on the New York Stock Exchange (“NYSE”).

In a Current Report on Form 8-K that PHH filed on March 21, 2007, it reported that on March 19, 2007 it received a letter from the NYSE notifying PHH that it would be subject to procedures specified in the NYSE’s Listed Company Manual as a result of not meeting the deadline for filing the 2006 Form 10-K. PHH reported that it had previously notified the NYSE that it did not meet the filing deadline for its 2006 Form 10-K and that it filed a Form 12b-25 Notification of Late Filing with the SEC. The NYSE’s Listed Company Manual provides, among other things, that the NYSE will monitor PHH and the filing status of its 2006 Form 10-K, and that if PHH has not filed its 2006 Form 10-K within six months of the filing due date of the 2006 Form 10-K, the NYSE may, in its sole discretion, allow PHH’s securities to be traded for up to an additional six-month trading period or, if the NYSE determines that such additional trading period is not appropriate, it will commence suspension and delisting procedures.

PHH reported that it had also concluded that it will be unable to satisfy the requirements of the NYSE Listed Company Manual to distribute its annual report containing its financial statements for the year ended December 31, 2006 to stockholders within 120 days of the 2006 fiscal year end. PHH reported that it was currently unable to provide an expected date for the filing of the 2006 Form 10-K.

You can find these filings on the SEC website at www.sec.gov. The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the related Sale and Servicing Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the certificates. These Form 8-K reports, the 2005 Form 10-K, the Form 12b-25, and the March 31, 2006, June 30, 2006 and September 30, 2006 Form 10-Qs shall not be deemed to be incorporated by reference into this term sheet supplement or the depositor’s registration statement.

Wells Fargo Bank

Servicing Experience and Procedures of Wells Fargo Bank - Prime

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs, or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2004 (1)		December 31, 2005 (1)		December 31, 2006 (2)
	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.

(1)	Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus”

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models or programs that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)
For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)
Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

Servicing Experience and Procedures of Wells Fargo Bank - ZA Conventional

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans

First Lien Non-Conforming, Non-Subprime Loans	498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

First Lien Subprime Loans	134,893	$19,592,490,281	173,411	26,214,367,714	190,395	$29,252,542,517

Second Lien Subprime Loans	*	*	9,116	$353,218,934	18,483	$711,917,795

Alt-A Minus Loans	**	**	**	**	62,351	$11,088,435,185

_____________________

* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Loans for the periods indicated.

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)
For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)
Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

Servicing Compensation and the Payment of Expenses

A servicing fee (the "Servicing Fee") for each Mortgage Loan will be payable to each Servicer at a per annum rate generally equal to 0.175% to 0.375% of the scheduled principal balance of each Mortgage Loan such Servicer services, provided that certain of the Mortgage Loans serviced by Countrywide Servicing provide for a step-up in such fee to 0.200% of the scheduled principal balance of each such Mortgage Loan. The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders. The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees, late fees, and solely with respect to Countrywide Servicing and PHH Mortgage, prepayment fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account.

Collection and Other Servicing Procedures

The various mortgagors are generally required to make monthly payments of principal (except in the case of any Interest Only Mortgage Loans) and interest (“Scheduled Payments”) to the Servicers due on the Mortgage Loans. Each Sale and Servicing Agreement generally requires that the related Servicer proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with such Sale and Servicing Agreement, and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

Each Servicer will be required to deposit in a collection account on a daily basis, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under “Credit Enhancement—Reserve and Other Accounts.” Each applicable Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated not less than “A-1” by S&P and “Prime-1” by Moody’s Investors Service, Inc., or whatever ratings satisfy rating requirements of any rating agency that rates any of the certificates.

Pursuant to each applicable Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an “Escrow Account”) into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the related Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the related Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists in such accounts.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

The Servicers will be required to cause each mortgagor to maintain for each Mortgage Loan hazard insurance such that all buildings on the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae and Freddie Mac or conforming to the related underwriting guidelines, as applicable, against loss by fire and other hazards, with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan. If a hazard insurance policy is in danger of being terminated, or if the insurer ceases to be acceptable, the related Servicer will be required to notify the related mortgagor and the Securities Administrator, and will use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, may a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Servicers will be required to verify that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.

The Servicers are required to maintain hazard and flood insurance on any property acquired following foreclosure as to which a realized loss has not yet been taken similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to maintain the foregoing insurance by obtaining a blanket policy on all of the Mortgage Loans that it services, which policy satisfied the requirements set forth above.

All policies are required to name the related Servicer or the Trustee as loss payee and shall be endorsed with standard or union mortgagee clauses, which shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Compliance

During or prior to March of each year, commencing with March 2008, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on such review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, during or prior to March of each year, commencing with March 2008, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, each Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an “Assessment of Compliance”) that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) applicable to such party that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year provided, however, the Custodians will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the applicable Sale and Servicing Agreement.

Servicer Events of Default

Events of default (“Events of Default”) under each applicable Sale and Servicing Agreement will occur if:

(i)
the Servicer fails to remit any required payments under the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of three business days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(ii)	the Servicer fails to transmit reports and certifications to the Master Servicer as required under the relevant Sale and Servicing Agreement;

(iii)
the Servicer fails to observe or perform in any material respect any covenant or agreement in the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(iv)	the Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required;

(v)
certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the Servicer which are not discharged or stayed within 60 days, or the Servicer takes certain actions indicating its insolvency;

(vi)	the Servicer admits in writing its inability to pay its obligations as they become due;

(vii)	the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(viii)
the Servicer attempts to assign the relevant Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such Sale and Servicing Agreement.

Rights upon Events of Default

So long as a “Servicer Event of Default” under any Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and at the direction of the certificateholders evidencing not less than 51% of the voting rights, shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the related Sale and Servicing Agreement. On the effective date of the notice of termination and pursuant to the Trust Agreement, if no successor servicer is willing or able to assume servicing duties under the relevant Sale and Servicing Agreement, the Master Servicer will succeed to all of the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer, nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer is unwilling or unable to serve as successor Servicer, or if the certificateholders evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the Rating Agencies, having a net worth of at least $25,000,000 and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under such Sale and Servicing Agreement. Pending such appointment, the Master Servicer is obligated to act in such capacity. Any successor servicer will be entitled to the same servicing compensation as the predecessor Servicer. In addition, certificateholders evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; however, an Event of Default with respect to a Servicer’s obligation to make Servicing Advances or P&I Advances or any other Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Event of Default.

Certain Matters Regarding the Servicers

Pursuant to the applicable Sale and Servicing Agreement, a Servicer may not assign a Sale and Servicing Agreement or the servicing thereunder, or delegate all or any portion of its rights or duties under such Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Master Servicer, which consent may not be unreasonably withheld.

A Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except by mutual consent of such Servicer and the Trustee or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer must be evidenced by an opinion of counsel delivered to the Master Servicer and the Securities Administrator, and in form and substance acceptable to the Trustee, the Master Servicer and the Securities Administrator. No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement provides that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, so long as such entity is a Fannie Mae/Freddie Mac approved servicer.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer under the related Sale and Servicing Agreement either assigns such agreement or the servicing responsibilities thereunder or delegates all or any portion of its duties thereunder or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will have the right to terminate such Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Sale and Servicing Agreements provide that neither the Servicers nor any of its directors, officers, employees or agents will have any liability to the Trust Fund for any action taken or for refraining from taking any action in good faith pursuant to the applicable Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such person against any breach of warranties or representations made in the related Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the applicable Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that a Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action.

With respect to the applicable Sale and Servicing Agreement, such Servicer will be indemnified and held harmless from the Trust Fund against any and all losses that it may sustain as a result of any act or omission on the part of the Trustee on behalf of the Trust Fund.

Actions by the Sponsor and its Affiliates

The Sponsor and the Master Servicer have certain rights and obligations described in this term sheet supplement with respect to servicing of the Mortgage Loans and loan-level representations and warranties. These parties have similar rights and obligations in connection with a substantial number of other mortgage loan securitization trusts formed at the direction of the Sponsor. The Sponsor and its affiliates may from time to time have economic interests in the performance of the Mortgage Loans included in the Trust Fund or in other securitization trusts that may include a residual interest, other classes of certificates or interests in the form of derivatives. In addition, because the performance of pools of mortgage loans may vary due to differing credit quality or other pool characteristics, the servicing techniques employed and level of servicing attention required may be greater in respect of some loan pools than others. While both the Sponsor and the Master Servicer will fulfill their contractual obligations with respect to the Trust Fund, the Sponsor and the Master Servicer may in some cases and with respect to certain securitization trusts employ different levels of investigation and remedial action and devote more resources to such matters as loss mitigation and repurchase of defective mortgage loans than would be required by contract in order to protect the economic interests of the Sponsor and its affiliates, or to address particular performance issues related to the characteristics of one or more mortgage loan pools.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement of which this term sheet supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Offered Certificates (as defined below) will not be issued unless they receive the rating or ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s” ) and Fitch, Inc. (“Fitch“ and, together with S&P and Moody’s, the “Rating Agencies”), as indicated in the term sheet. On or about May 24, 2007 (the “Closing Date”), the Offered Certificates, other than the Subordinate Certificates indicated in the term sheet, will qualify as “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Each Sale and Servicing Agreement obligates the related Servicer to make advances when payments on the Mortgage Loans are delinquent and such Servicer determines that certain other conditions are satisfied, as described in this term sheet supplement under “—Advances.” If a Servicer fails to make such Advances, then the Master Servicer, or the Trustee, in its capacity as successor master servicer, or another successor master servicer, will be obligated to make such Advances to the extent described in the Trust Agreement.

The Mortgage Pass-Through Certificates, Series 2007-AR2 will consist of the classes indicated in the prospectus supplement.

Collectively, the certificates will represent the ownership of the property in the Trust Fund. Legal title to the property of the Trust Fund will be held by the Trustee. Only the “Senior Certificates“, the “Senior Subordinate Certificates“ and, if specified in the final term sheet and /or the prospectus supplement, the “Residual Certificates“ (together with the Senior Certificates and the Senior Subordinate Certificates, the “Offered Certificates”) will be offered by the prospectus supplement. The “Junior Subordinate Certificates,” if any, will not be offered hereby. The Senior Subordinate Certificates together with the Junior Subordinate Certificates are sometimes referred to herein as the “Subordinate Certificates.” If so described in the term sheet and/or the prospectus supplement, certain of the certificates may sometimes be referred to as the “Super Senior Certificates.” If so described in the term sheet and/or the prospectus supplement, certain of the certificates may sometimes be referred to as the “Senior Support Certificates.”

The “Class Principal Balance” for any Distribution Date and for any class of certificates (other than any Interest Only Certificates (as defined below)) will equal the aggregate amount of principal to which it is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class. The “Certificate Principal Balance,” for any individual certificate, will be the portion of the corresponding Class Principal Balance that it represents.

It is possible that a certain class or classes of certificates (the “Interest Only Certificates”) will be issued from the Trust Fund. These certificates will not have a Class Principal Balance, but will only have a notional amount. The “Notional Amount” for any Distribution Date and any class of Interest Only Certificates will be equal to an amount equal to the aggregate Class Principal Balance of certain of the other Offered Certificates, as described in the term sheet and the prospectus supplement, if applicable.

The Senior Certificates (other than any Interest Only Certificates) will each be issued in minimum denominations of not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. The Subordinate Certificates will each be issued in minimum denominations equivalent to not less than $100,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. Any Interest Only Certificates will be issued in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000. With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000. Each class of the Residual Certificates, if offered, will be issued in a combined, registered, certificated form in a single denomination representing a 99.99% percentage interest in the residual interest in each related REMIC. The remaining 0.01% percentage interest of each class of Residual Certificates will be sold to the Securities Administrator.

Distributions on a group of classes of certificates (each, a “Certificate Group“) will generally be based on payments received or advanced on the Mortgage Loans in the related Loan Group. Two or more Loan Groups may be grouped together as a “Track.” Distributions on a Track of Subordinate Certificates may be based on payments received or advanced in respect of all of the Mortgage Loans or the Mortgage Loans relating to a Track of Loan Groups.

With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than any Interest Only Certificates) will be 100% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding. If Interest Only Certificates are issued, then the percentage described in the preceding sentence will be 99% instead of 100%, and with respect to any date of determination, the percentage of all the voting rights allocated among holders of any Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or Notional Amounts, of those certificates.

Distributions will be made to certificateholders of record on the last business day of the Interest Accrual Period for each class related to the applicable Distribution Date (the “Record Date“). All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates other than the Residual Certificates, if offered, by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000. The Securities Administrator may charge the holder a fee for any payment made by wire transfer. Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.

Distributions

Beginning on June 25, 2007, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a “Distribution Date”) thereafter, after reimbursement of any Advances to a Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor servicer, if such Advance is not made by the Servicer) and other permitted reimbursements, distributions will be made, to the extent of funds available therefor, in the order and priority described in the prospectus supplement which, generally, will be as described in the term sheet.

If the Subordination Level for any class of Subordinate Certificates on any Distribution Date is less than the Subordination Level on the Closing Date (the “Initial Subordination Level”) for such class of certificates (such class, the “Affected Subordinate Certificates”), the aggregate amount of principal prepayments otherwise payable on such Distribution Date to such classes of Subordinate Certificates will be allocated:

(1) pro rata (based on their respective Class Principal Balance) to each class of related Subordinate Certificates whose Subordination Level equals or exceeds its Initial Subordination Level and the related class of Affected Subordinate Certificates having the lowest numerical designation, or

(2) if no class of related Subordinate Certificates has a Subordination Level equal to or in excess of its Initial Subordination Level, to the related class of Affected Subordinate Certificates having the lowest numerical designation up to an amount sufficient to restore its Subordination Level to its Initial Subordination Level, and then to the related class of Affected Subordinate Certificates having the next lowest numerical designation, in the same manner.

Although each class of Subordinate Certificates will be entitled to its pro rata portion of the Subordinate Principal Distribution Amount with respect to the applicable Loan Groups, the aggregate Available Distribution Amount for the applicable Loan Groups may not be sufficient (after payment of amounts due to the related Senior Certificates) to pay to each class of Subordinate Certificates its pro rata share of the related Subordinate Principal Distribution Amount, in which case the Available Distribution Amount for each Loan Group will be distributed in the priority described above, subject to the exceptions described in the section below entitled “—Principal Distribution Amount.”

With respect to any class of Subordinate Certificates, the “Subordination Level” on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of the related classes of Subordinate Certificates that are subordinate to that class by the sum of the Class Principal Balances of all related classes of certificates, before giving effect to distributions and allocations of Realized Losses to the applicable certificates on that date.

In the event that an optional purchase of the Loans or a Track of Loans occurs, in either case as described in the section below entitled “—Optional Purchase,” the amount of any Fair Market Value Excess (as defined below) will be distributed to certain of the Residual Certificates, in each case in accordance with the provisions of the Trust Agreement.

The formula for calculating the applicable interest rate for each class of the offered certificates (the “Certificate Rate”) on any Distribution Date will be set forth in the term sheet and in the footnotes to the table on the cover of the prospectus supplement. The “Net Rate” for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less (a) the Servicing Fee Rate and (b) the Lender Paid Mortgage Insurance Rate, if applicable. The “Lender Paid Mortgage Insurance Rate“ means, if applicable and with respect to certain of the Mortgage Loans, the per annum rate that represents the portion of the interest payment due from the related borrower that will be used by the related Servicer to pay the premium for the required primary mortgage guaranty insurance policy. “Accrued Certificate Interest” with respect to any class of certificates on each Distribution Date will equal (1) the product of (a) the Certificate Rate for such class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 360 and (c) the applicable Class Principal Balance plus (2) interest accrued but not paid on prior Distribution Dates. Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below. The “Interest Accrual Period” with respect to any Distribution Date will be (i) the calendar month preceding the current Distribution Date, calculated on the basis of a 360-day year consisting of twelve thirty-day months or (ii) the period from the prior distribution date (or the Closing date in the case of the first interest accrual period) to the day preceding the current distribution date, calculated on the basis of a 360-day year and an actual number of days elapsed. As to any class of certificates, the Class Principal Balance as of the close of business on each Distribution Date will equal the initial Class Principal Balance of such class reduced by all principal payments (other than reimbursements of Realized Losses) previously distributed to such class and all Realized Losses previously allocated to such class.

The “Group Subordinate Amount” as to any Distribution Date and the Mortgage Loans in any particular Loan Group, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in that Loan Group for the preceding Distribution Date over the aggregate Class Principal Balance of the Certificates related to that Loan Group after giving effect to distributions on that preceding Distribution Date.

Each Servicer is obligated to remit to the Master Servicer from the Servicer’s own funds, who will remit to the Securities Administrator, before each Distribution Date, an amount necessary to compensate the Trust Fund for interest not earned on the Mortgage Loans as a result of prepayments (“Compensating Interest”); provided, however, that, generally, the Compensating Interest to be paid by the Servicer is limited to, (i) with respect to certain of the Servicers, the lesser of one-half of (a) the related servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the Servicers, their respective servicing fee, and may not fully compensate certificateholders for such lost interest. Any such deficiency will constitute a prepayment interest shortfall. See “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement. Any prepayment interest shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayments occurred and the related classes of Subordinate Certificates in proportion to the amount of interest to which each such class of related Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, in each case in reduction of that amount. Interest shortfalls attributable to the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws, are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group. Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Administration Fees

As described under the definition of “Available Distribution Amount” in this term sheet supplement, funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the servicing fee payable on each Mortgage Loan and compensation payable to the Master Servicer and the Trustee. On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicers and the Trustee will be entitled to their fee, expenses and indemnification amounts prior to the certificateholders receiving any distributions. The servicing fee for any Distribution Date for any Mortgage Loan will be an amount equal to one-twelfth of the servicing fee rate, on the Stated Principal Balance of such Mortgage Loan. The Servicing Fee Rates generally represent the rates expected for the Mortgage Loans and the actual servicing fee rates for the Mortgage Loans may exceed these rates, for example, the servicing fee rate for certain mortgage loans serviced by Countrywide may increase in the future to a per annum servicing fee rate of 0.200%. The servicing fee rates are more fully described in the Prospectus Supplement.

Principal Distribution Amount

On each Distribution Date, to the extent of the Available Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Distribution Date and each Loan Group will be distributed in the priority described above.

The “Senior Principal Distribution Amount” for each Loan Group and each Distribution Date will equal the sum of:

(i)	the Senior Percentage of the Principal Payment Amount for such Loan Group,

(ii)	the Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group,

(iii)	the Senior Liquidation Amount for such Loan Group,

(iv)	with respect to certain of the Loan Groups, crossover amounts, if applicable (allocable to principal) (as described under “Credit Enhancements”), if any, received from another such Loan Group and

(v)	the Senior Prepayment Percentage of any Subsequent Recoveries, with respect to the Mortgage Loans in such Loan Group.

The “Subordinate Principal Distribution Amount” for any Distribution Date will equal, for the applicable Loan Group, (x) the sum of the Principal Payment Amount, the Principal Prepayment Amount, and the Liquidation Principal for such Loan Group minus (y) the Senior Principal Distribution Amount for such Loan Group, minus (z) with respect to certain of the Loan Groups, the crossover amounts, if applicable, if any, allocable to principal paid to the Senior Certificates related to another such Loan Group or Loan Groups.

For any Distribution Date and any Loan Group, the “Principal Payment Amount” is the sum, for the Mortgage Loans in that Loan Group, of the portion of Scheduled Payments due on the Due Date immediately before the Distribution Date that are allocable to principal on those Mortgage Loans.

The “Senior Percentage” for each Loan Group and any Distribution Date will equal the lesser of (a) 100% and (b) the sum of the Class Principal Balance (immediately before the Distribution Date) of the Senior Certificates related to such Loan Group, divided by the aggregate scheduled principal balance of the Mortgage Loans in such Loan Group as of the Due Date in the prior calendar month, after giving effect to the Scheduled Payments due on that Due Date (whether or not received).

The “Subordinate Percentage” for each Loan Group and any Distribution Date will equal 100% minus the related Senior Percentage.

The “Principal Prepayment Amount”, for any Distribution Date and any Loan Group, will equal the sum, for all of the Mortgage Loans in that Loan Group, of all Payoffs and Curtailments relating to the Mortgage Loans in that Loan Group that were received during the preceding calendar month. “Payoffs” are prepayments in full on a Mortgage Loan and “Curtailments” are partial prepayments on a Mortgage Loan. The “Senior Prepayment Percentage” for each Loan Group for each Distribution Date on or before June 2007 will equal 100%. After the Distribution Date in June 2007, the percentages for each Loan Group will be calculated as follows:

•
for any Distribution Date occurring in or between July 2007 and June 2014, the related Senior Percentage for that Distribution Date plus 0% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in or between July 2014 and June 2015, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in or between July 2015 and June 2016, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in or between July 2016 and June 2017, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date occurring in or between July 2017 and June 2018, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

•
for any Distribution Date (other than the final Distribution Date) occurring in or after July 2018, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date; and

•	for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date, for each track independently:

•
if the Senior Percentage for certain of the Loan Groups for that Distribution Date exceeds the initial Senior Percentage for such Loan Groups as of the Closing Date, then the Senior Prepayment Percentage for such Loan Groups for that Distribution Date will equal 100%;

•
if before the Distribution Date in June 2010 (i) the combined Subordinate Percentage for certain of the Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in such Loan Groups is less than or equal to 20% of the initial aggregate Class Principal Balance of the related Subordinate Certificates, then the Senior Prepayment Percentage for such Loan Groups for such Distribution Date will equal the Senior Percentage for such Loan Groups plus 50% of the related Subordinate Percentage for that Distribution Date; and

•
if on or after the Distribution Date in June 2010, (i) the combined Subordinate Percentage for certain of the Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the such Loan Groups is less than or equal to 30% of the initial aggregate Class Principal Balance of the related Subordinate Certificates, then the Senior Prepayment Percentage for such Loan Groups for such Distribution Date will equal the Senior Percentage for such Loan Groups

Notwithstanding the above, on any Distribution Date, if and so long as (as is more precisely set forth in the Trust Agreement) (1)(A) the aggregate delinquencies on the Mortgage Loans (or on the Mortgage Loans in a particular Track) (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 50% of the aggregate principal balance of the Subordinate Certificates (or the Subordinate Certificates related to a particular Track), or (B) cumulative Realized Losses on the Mortgage Loans (or on the Mortgage Loans in a particular Track) as of the Distribution Dates prior to June 2015, June 2016, June 2017 and June 2018 (and each June thereafter) exceed 30%, 35%, 40%, 45% and 50%, respectively, of the aggregate initial Class Principal Balance of the Subordinate Certificates (or the Subordinate Certificates related to a particular Track), then the Senior Prepayment Percentage for each related Certificate Group for that Distribution Date will be 100%.

The “Senior Liquidation Amount,” for any Distribution Date and any Loan Group, will equal the aggregate, for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Senior Percentage for the related Loan Group of the scheduled principal balance of that Mortgage Loan and (ii) the Senior Prepayment Percentage for the related Loan Group of the Liquidation Principal derived from that Mortgage Loan.

“Liquidation Principal” is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date. A “Liquidated Mortgage Loan” is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

“Liquidation Proceeds” means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the applicable Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

Subordination and Allocation of Losses

The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in the final term sheet or this term sheet supplement. The support provided by the Subordinate Certificates to the related Senior Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such related Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the related Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates prior to any allocation of Realized Losses to the related Senior Certificates. In addition, each of the Senior Support Certificates will provide credit support to the related Super Senior Certificates by means of the allocation of Realized Losses (other than Excess Special Losses) to such Senior Support Certificates prior to any allocation of Realized Losses to such Super Senior Certificates.

In addition, each class of Subordinate Certificates will be subordinate to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those related classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates in reverse order of numerical designation.

A “Realized Loss” on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the disposition of such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust Fund and modifications of defaulted Mortgage Loans.

Realized Losses (other than Excess Special Losses) realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the related Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero. If applicable, the Class Principal Balances of the Subordinate Certificates related to a Track could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in such Track. Therefore, the allocation to such Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in such Track will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in such Track which did not incur the loss. If the Class Principal Balances of all of such Subordinate Certificates have been reduced to zero, further Realized Losses on the Mortgage Loans in such Track would be allocated pro rata to the Senior Certificates related to the Loan Group or Loan Groups in which such Realized Losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of each such class of certificates has been reduced to zero; provided, however, that Realized Losses (other than Excess Special Losses) on the Mortgage Loans otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of each such class until the Certificate Balance of each such class has been reduced to zero, and thereafter to the Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. The same concepts described in this paragraph would be applicable to other Tracks, if any.

An exception to the general rule for allocating Realized Losses is the allocation of certain Special Losses in excess of the thresholds described below. “Special Losses” consist of losses on the Mortgage Loans due to bankruptcy of the related mortgagors, fraud on the part of any party to the related mortgage documents and special hazard losses such as natural disasters, which are not covered by standard hazard insurance policies or flood insurance policies required to be in place for every Mortgage Loan, as described under “The Servicers—Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans.” Any Special Losses (other than Excess Special Losses, as defined below) that are realized as of any Distribution Date will be allocated in the same manner as Realized Losses, as described above. “Excess Special Losses” are any Special Losses that exceed, as of the current Distribution Date (taking into account the cumulative amount of such Special Losses that has been realized since the Cut-Off Date), certain levels established by the applicable Rating Agencies based on the Mortgage Loans as of the Cut-Off Date.

Amounts received in respect of principal on a Mortgage Loan, net of the reasonable fees of the Servicer associated with the recovery of such Mortgage Loan, that has previously been allocated as a Realized Loss, Special Loss or Excess Special Loss to a class of certificates (“Subsequent Recoveries”) will be treated as a principal prepayment. In addition, the Class Principal Balance of each class of certificates to which Realized Losses, Special Losses and Excess Special Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses, Special Losses and Excess Special Losses previously allocated to reduce the Class Principal Balance.

The Residual Certificates

Each class of Residual Certificates will receive $100 of principal on the first Distribution Date as well as one month’s interest on that amount and will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under “—Optional Purchase” below, are expected to be zero) in the Certificate Account from the Available Distribution Amount for each related Loan Group after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust Fund, together with excess Liquidation Proceeds, if any, as set forth under “—Distributions” above. Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of related certificates on any Distribution Date. The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under “—Optional Purchase” below). See “Federal Income Tax Consequences” in this term sheet supplement and “Federal Income Tax Consequences” in the prospectus.

Advances

For each Mortgage Loan, the applicable Servicer will make advances to the Certificate Account on or before each Distribution Date to cover any shortfall between (i) payments scheduled to be received for that Mortgage Loan and (ii) the amounts actually collected on account of those payments (each, a “P&I Advance”). In addition, such Servicer will advance, as necessary, amounts necessary to preserve the Trust Fund’s interest in the Mortgage Loans and the related Mortgaged Properties, such as property taxes or insurance premiums that the related mortgagor failed to pay (such advances, “Servicing Advances” and, together with P&I Advances, “Advances”). However, if the Servicer determines, in good faith, that a P&I Advance or Servicing Advance would not be recoverable from insurance proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not be obligated to make an Advance. Advances are reimbursable to the Servicer from cash in the respective collection account before payments to the certificateholders if the Servicer determines that Advances previously made are not recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer (or the Trustee, acting as successor master servicer, or another successor in the event that the Master Servicer fails to make such Advances as required), acting as successor servicer, will advance its own funds to make P&I Advances if the applicable Servicer fails to do so (unless the Master Servicer or the Trustee, in its capacity as successor master servicer, or other successor servicer, as applicable, deems the P&I Advance to be nonrecoverable) as required under the Trust Agreement.

Upon liquidation of a Mortgage Loan, a Servicer (and the Master Servicer or Trustee, in its capacity as successor Master Servicer, if either has made any P&I Advances on behalf of the Servicer) will be entitled to reimbursement of such Advances, including expenses incurred by it in connection with such Mortgage Loan. The Servicer will be entitled to withdraw (or debit) from the applicable collection account out of Liquidation Proceeds or insurance proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such proceeds to certificateholders, amounts equal to its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any P&I Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related collection account out of related Liquidation Proceeds or insurance proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

The rights of each Servicer or any successor servicer to receive servicing fees or other compensation (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders to receive distributions on the certificates.

Available Distribution Amount

On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include Scheduled Payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this term sheet supplement.

The “Available Distribution Amount,” for any Distribution Date for each Loan Group, as more fully described in the Trust Agreement, will equal the sum, for the Mortgage Loans in the Loan Group, of the following amounts:

(a)
the total amount of all cash received from or on behalf of the mortgagors or advanced by a Servicer (or the Master Servicer as successor servicer, or any other successor servicer) on the Mortgage Loans and not previously distributed (including P&I Advances made by a Servicer (or the Master Servicer as successor servicer, or any other successor servicer) and proceeds of Mortgage Loans in the Loan Group that are liquidated), except:

(i)	all Scheduled Payments collected but due on a Due Date after that Distribution Date;

(ii)	all Curtailments received after the previous calendar month;

(iii)
all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

(iv)	Liquidation Proceeds and insurance proceeds received on the Mortgage Loans in the Loan Group after the previous calendar month;

(v)	all amounts in the Certificate Account that are due and reimbursable to the applicable Servicer under the related Sale and Servicing Agreement;

(vi)	the servicing compensation and Master Servicer, Securities Administrator and Trustee compensation for each Mortgage Loan in such Loan Group for that Distribution Date;

(vii)	any cash required to be crossed over to any other Loan Group as described under “Credit Enhancements”; and

(viii)	such Loan Group’s share of all amounts reimbursable on such Distribution Date to the Securities Administrator, the Master Servicer, the Custodians or the Trustee;

(b)
the total amount of any cash received during the calendar month prior to that Distribution Date by the Trustee, the Securities Administrator or the Servicer as a result of the repurchase by the Seller or GSMC, as applicable, of any Mortgage Loans in the Loan Group as a result of defective documentation or a breach of representations and warranties;

(c)	any amounts crossed over from another Loan Group or Loan Groups to such Loan Group or Loan Groups as described under “Subordination and Allocation of Losses”; and

(d)	the amount of any Subsequent Recoveries received with respect to the Mortgage Loans of such Loan Group.

Optional Purchase

On any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans or a Track of Mortgage Loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans or such Track of Mortgage Loans, as applicable, as of the Cut-Off Date, the Depositor, at its option, may request the Master Servicer to solicit bids in a commercially reasonable manner for the purchase of (such event, the “Auction Call”) the Mortgage Loans and all other property of the Trust Fund or the Mortgage Loans and all other property related to such Track, as applicable, on a non-recourse basis with no representations or warranties of any nature whatsoever. The Master Servicer will accommodate any such request at its sole discretion. To effectuate such sale, the Master Servicer or its designee will make reasonable efforts to sell all of the property of the Trust Fund (or the Mortgage Loans and related REO properties in the applicable Track) for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Master Servicer, on behalf of the Trust Fund, will sell all of the property of the Trust Fund (or the Mortgage Loans and related REO properties in the applicable Track) to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided that (i) the sale price will not be less than Par Value (as defined herein) as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three (3) prospective purchasers and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such sale of the trust property (other than an amount equal to the excess, if any, of the proceeds of the sale over Par Value (such excess, the “Fair Market Value Excess”) will be distributed to the holders of the related Certificates, as applicable, in accordance with the order of priorities set forth under “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement. Any Fair Market Value Excess received in connection with such sale of the Mortgage Loans and REO properties will be distributed to the holders of the related Residual Certificates as provided in the Trust Agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the Trust Fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.

“Par Value” means an amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the Mortgage Loans (other than Mortgage Loans related to REO properties), (2) interest accrued and unpaid on the Mortgage Loans, (3) any unreimbursed Delinquency Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee, and (4) with respect to any REO property, the lesser of (x) the appraised value of each REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and (y) the unpaid principal balance of each Mortgage Loan related to any REO property, and (b) the sum of (1) the aggregate unpaid Class Principal Balance of each class of certificates then outstanding, (2) interest accrued and unpaid on the certificates and (3) any unreimbursed Delinquency Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the related Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise by the Depositor of its option to request the Master Servicer to solicit bids for the purchase of the assets of the Trust Fund (or of the related Track) will effect early retirement of the related Certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased. See “Administration—Termination; Optional Termination” in the prospectus.

Rated Final Distribution Date

The rated final Distribution Date for distributions on the certificates will be the distribution date occurring in May 2037. The rated final Distribution Date of each class of certificates was determined by adding one month to the maturity date of the latest maturing 30-year Mortgage Loan in the related Loan Group.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers, setting forth:

(i)	the class factor for each class of certificates;

(ii)	the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;

(iii)	the Available Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

(iv)
the amount of distributions to the holders of certificates of each class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayment Amounts, Liquidation Proceeds, condemnation proceeds and insurance proceeds;

(v)
the amount of distributions to the holders of certificates of each class allocable to interest, and the Certificate Rate applicable to each class (separately identifying (i) the amount of interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months);

(vi)	the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available Distribution Amount for such Distribution Date;

(vii)
if applicable, the aggregate amount of outstanding Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or Trustee or other successor Servicer during the calendar month preceding the Distribution Date;

(viii)
the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

(ix)
the number and aggregate scheduled principal balance of Mortgage Loans as reported to the Securities Administrator by the applicable Servicer and calculated using the MBA method, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) that have become REO property; (iii) as to which foreclosure proceedings have been commenced and (iv) as to which the related borrower is subject to a bankruptcy proceeding;

(x)
with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;

(xi)
the aggregate Class Principal Balance of each class of certificates (and, in the case of any certificate with no Class Principal Balance, the notional amount of such class) after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

(xii)
the aggregate amount of (i) Payoffs and Principal Prepayments made by borrowers, (ii) the amount of any proceeds from any repurchase of any Mortgage Loans by a Seller; (iii) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (iv) Realized Losses incurred during the related Prepayment Period;

(xiii)	the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

(xiv)	the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date;

(xv)	the Senior Percentages, the Senior Prepayment Percentages and the Subordinate Percentages, if any, for such Distribution Date; and

(xvi)	such other information as provided in the Trust Agreement.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance or Notional Amount, then the amounts shall be expressed as a dollar amount per 10% percentage interest.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses (i), (ii), (iii) and (iv) above with respect to the period during which such person was a certificateholder. Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and requesting a copy. The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes. The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Trust Fund through the EDGAR system.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups. The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay). Distributions to each Certificate Group generally relate to payments on the Mortgage Loans in the related Loan Group, except in the limited circumstances described in this term sheet supplement. Distributions to the Subordinate Certificates relate to payments on all of the Mortgage Loans in the related Loan Group or Loan Groups.

Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on each Adjustment Date to a rate based on an index plus a fixed margin. As of the Statistical Calculation Date, the Mortgage Loans in each of the Loan Groups had remaining fixed rate periods in the ranges described above under “Description of the Mortgage Pool—General.” When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Initial Rate Adjustment Cap, if any, the Subsequent Rate Adjustment Cap, if any, the Lifetime Cap, the Lifetime Floor, if any, and the Index in effect generally forty-five days before the Adjustment Date in the case of the One-Year CMT Loan Index, and either twenty-five or forty-five days before the Adjustment Date, in the case of the Six-Month LIBOR Loan Index and the One-Year LIBOR Loan Index. The Indices may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Lifetime Cap, and each Mortgage Loan has a Lifetime Floor, which is equal to the Margin.

Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagor’s adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, the Certificate Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust. Certain of the Mortgage Loans may pay interest only and, if so, will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, therefore, the Trust Fund will suffer an interest shortfall in the amount due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, each Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer. The amount of Compensating Interest to be paid by a Servicer on any Distribution Date will generally not exceed, (i) with respect to Countrywide Servicing, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans and (ii) with respect to IndyMac, one half of the Servicing Fee. In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer shall not exceed the amount of Master Servicer’s compensation for that period.

To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated pro rata to all classes of the Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayment occurred and the related Subordinate Certificates, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the related Subordinate Certificates, based upon the amount of interest to which a portion of the related Subordinate Certificates equal to the related Group Subordinate Amount would otherwise be entitled, in reduction of that amount.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See “Risk Factors” in this term sheet supplement and “Yield and Prepayment Considerations” in the prospectus. It is expected that the mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium. Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors are encouraged to fully consider all of the associated risks.

Lack of Historical Prepayment Data

There is no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data is not available because the Mortgage Loans underlying the certificates are not a representative sample of Mortgage Loans generally. In addition, historical data available for Mortgage Loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the Mortgage Loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

We make no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the term sheet, the prospectus supplement or below under “—Yield Considerations with Respect to the Senior Subordinate Certificates.” Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

Yield Considerations with Respect to any Interest Only Certificates

The yield to maturity on any Interest Only Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups. Because the interest payable to any Interest Only Certificates will based on the excess of the weighted average Net Rate of the Mortgage Loans in the applicable Loan Group over the Certificate Rate of related certificates applied to a notional amount equal to the aggregate Class Principal Balance of the related certificates, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Mortgage Loans in the applicable Loan Group or Loan Groups, especially those with the highest interest rates. If the Certificate Rate of the related certificates is equal to the weighted average Net Rate of the Mortgage Loans in the related Loan Group or Loan Groups, holders of the Interest Only Certificates will receive no distributions of interest that month. Prospective investors are encouraged to fully consider the risks associated with an investment in any Interest Only Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups is rapid or an optional purchase of the Mortgage Loans in the related Loan Group or Loan Groups occurs, investors may not fully recover their initial investments.

To illustrate the significance of different rates of prepayment on the distributions on any Interest Only Certificates, see the table and accompanying text under “Yield and Prepayment Considerations—Yield Considerations with Respect to any Interest Only Certificates” in the prospectus supplement, which will indicate the approximate pre-tax yields to maturity for any Interest Only Certificates (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Class Principal Balance of the Junior Subordinate Certificates related to the Mortgage Loans or a Track of Loan Groups, as applicable, is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans or a Track of Loan Groups, as applicable, and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related offered Subordinate Certificates, in reverse order of priority.

Similarly, the yield to maturity of the Senior Certificates (other than any Super Senior Certificates) will become extremely sensitive to losses on the related Mortgage Loans and the timing of those losses when the aggregate Certificate Balance of the related Subordinate Certificates is reduced to zero. Thereafter, those losses will be allocated to the related Senior Certificates (other than any Super Senior Certificates) before they are allocated to any Super Senior Certificates.

Additional Yield Considerations Applicable Solely to the Residual Certificates

Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the related REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans. The respective Residual Certificateholders’ after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities during the early years of each REMIC’s term that substantially exceed their distributions. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the related mortgage pool or pools. Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of “inducement fees” to a purchaser of a Residual Certificate; see “Federal Income Tax Consequences” in the prospectus.

The holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this term sheet supplement, the prospectus supplement and in the prospectus.

Additional Information

Yield tables and other computational materials will be provided in the prospectus supplement. GSMSC intends to file and may have already filed with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Form FWP. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

CREDIT ENHANCEMENTS

Subordination

The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until each class of related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before such Distribution Date. See “Description of the Certificates—Distributions” in this term sheet supplement.

Losses on the Mortgage Loans or a Track of Loan Groups (other than Excess Special Losses) will be allocated, in each case until their respective Class Principal Balance has been reduced to zero, first, to the Subordinate Certificates or the Subordinate Certificates related to that Track of Loan Groups, as applicable, and second, pro rata, to the outstanding Senior Certificates or the outstanding Senior Certificates related to that Track of Loan Groups, as applicable; provided, however, that any such losses otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the related Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. Excess Special Losses will be allocated, pro rata, to (i) all classes of Senior Certificates related to the Loan Group in which the losses occurred and (ii) all classes of related Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Group Subordinate Amount of the related Subordinate Certificates, respectively. See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Shifting Interests

Unless credit enhancement to the Senior Certificates has reached a certain level and the delinquencies and losses on the related Mortgage Loans do not exceed certain limits, the Senior Certificates will, in the aggregate, generally receive their pro rata share of principal collections, and 100% of all principal prepayment collections, received on the Mortgage Loans in the related Loan Group or Loan Groups before the 7th anniversary of the first Distribution Date (i.e., the Distribution Date in June 2014). During the next four years the Senior Certificates will, in the aggregate, generally receive their pro rata share of the scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments received on the Mortgage Loans in the related Loan Group or Loan Groups, as the case may be. This will result in an acceleration of the amortization of the Senior Certificates, in the aggregate, subject to the priorities described under “Description of the Certificates—Distributions” in this term sheet supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled. See “Description of the Certificates—Distributions” and “—Principal Distribution Amount” in this term sheet supplement for important limitations on the accelerated amortization of the Senior Certificates.

Cross-Collateralization

If, as a result of losses on the Mortgage Loans grouped together in a Track of Mortgage Loans, if any, the aggregate Class Principal Balance of the certificates related to a Loan Group exceeds the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group (such class or classes, the related “Affected Senior Certificates“), then future principal payments otherwise allocable to the related Subordinate Certificates will be “crossed over” or used to repay principal of the Affected Senior Certificates by increasing the Senior Principal Distribution Amount for the Loan Group related to the Affected Senior Certificates in an amount equal to the lesser of (i) the aggregate amount of principal otherwise payable to the related Subordinate Certificates on such Distribution Date and (ii) the amount required to be paid to the Affected Senior Certificates so that their aggregate Class Principal Balance is equal to the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group. If on any Distribution Date, there is more than one undercollateralized Loan Group, the distributions described above will be made in proportion to the amounts by which the aggregate Class Principal Balance of the classes of Affected Senior Certificates related to a Loan Group in the applicable Track, if any, exceeds the principal balance of the Mortgage Loans in such Loan Group. In addition, to the extent the Available Distribution Amount for any individual Loan Group or Loan Groups (without taking into account any cross-over payments from other Loan Groups) is less than the interest and principal then distributable to the related Senior Certificates, the remaining Available Distribution Amount for the other such Loan Group or Loan Groups (after payment of all amounts distributable to the Senior Certificates related to such Loan Group or Loan Groups), will be reduced pro rata by an aggregate amount equal to such shortfall, and the amount of such reduction will be added to the Available Distribution Amount of the Loan Group or Loan Groups experiencing such shortfall.

All distributions described above will be made in accordance with the priorities set forth under “Description of the Certificates—Distributions” in this term sheet supplement.

In addition, if, as a result of rapid prepayments, the aggregate Class Principal Balance of the certificates related to a Track of Mortgage Loans, if any, has been reduced to zero prior to distributions on the current Distribution Date and such Senior Certificates are retired, amounts with respect to the related Mortgage Loans otherwise distributable as principal on each class of related Subordinate Certificates will instead be distributed as principal to the Senior Certificates related to the other Loan Groups in the Track of Mortgage Loans that remain outstanding, until the Class Principal Balances of the related Senior Certificates have been reduced to zero. In order for the distribution priority described in the foregoing sentence to apply on any Distribution Date, it must also be true that the related Subordinate Percentage for that Distribution Date is less than 200% of the Subordinate Percentage as of the Cut-Off Date.

All distributions described above will be made in accordance with the priorities set forth under “Description of the Certificates—Distributions” in this term sheet supplement.

If the Mortgage Loans are grouped together in Tracks of Loan Groups, there will generally be no “cross-collateralization” between the Tracks.

FEDERAL INCOME TAX CONSEQUENCES

The Trust Agreement provides that a designated portion of the Trust Fund will comprise one or more REMICs. The Securities Administrator on behalf of the Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement. Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of the residual interests. Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

The Securities Administrator will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

Taxation of Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates may be issued with original issue discount (“OID”). Certain Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Certificate will be treated as holding a certificate with amortizable bond premium will depend on the holder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such holder. You should consult your own tax advisor regarding the possibility of making an election to amortize such premium. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or the amortization of premium, if any, for federal income tax purposes will be set forth in the Trust Agreement. GSMSC does not represent that the Mortgage Loans will prepay at any given rate.

See “Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments,” “—OID,” “—Market Discount” and “—Amortizable Premium” in the prospectus.

Special Tax Considerations Applicable to the Residual Certificates

If there are multiple Tracks of certificates, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups. In addition, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups of the other Track of certificates. Certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

If the Mortgage Loans are not grouped into Tracks, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold the Mortgage Loans and certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMIC. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no other related certificates outstanding. Prospective investors are cautioned that the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

The Residual Certificates will be considered to represent “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described below and under “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the related REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability. In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.

The Internal Revenue Service (the “IRS”) has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the related REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

Restrictions on Transfer of the Residual Certificates

The REMIC provisions of the Code impose certain taxes on (i) transferors of Residual Certificates to, or agents that acquire Residual Certificates on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Trust Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the Securities Administrator an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in writing to the trust administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in writing to the Securities Administrator in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective IRS Form W-8ECI or (ii) the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as U.S. Persons and so elects).

The Trust Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. The Residual Certificates will contain a legend describing the foregoing restrictions.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Status of the Offered Certificates

The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust fund (exclusive of any assets not included in any REMIC) would be so treated. In addition, to the extent the assets of the trust fund (exclusive of any assets not included in any REMIC) represent real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from the Offered Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Regular Certificates will be treated as qualified mortgages under Section 860G(a)(3).

The Securities Administrator will be designated as the “tax matters person” for the Trust Fund as defined in the REMIC regulations.

For further information regarding the federal income tax consequences of investing in the certificates, see “Federal Income Tax Consequences” in the prospectus.

CERTAIN LEGAL INVESTMENT ASPECTS

It is expected that the Offered Certificates, other than certain Offered Subordinate Certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The appropriate characterization under various legal investment restrictions of the Certificates that will not constitute “mortgage related securities,” and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

Except as to the status of certain classes of the Offered Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account (each, a “Plan”). Plans, insurance companies or other persons investing Plan assets (see “ERISA Considerations” in the prospectus) should carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter’s exemption, as described under “ERISA Considerations—Underwriter Exemption” in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Offered Certificates. However, the underwriter’s exemption contains several conditions, including the requirement that an affected Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The underwriter’s exemption permits, among other things, Plans to purchase and hold subordinate certificates if they are rated “BBB-” or better at the time of purchase and applies to residential and home equity loans that are less than fully secured, subject to certain conditions. See “ERISA Considerations—Underwriter Exemption” in the prospectus.

GSMSC believes that all of the conditions of the underwriter’s exemption except for those within the control of investors in the Offered Certificates (other than the Residual Certificates, if offered) will be met at the time of this offering.

Any fiduciary or other investor of Plan assets that proposes to own the Offered Certificates (other than the Residual Certificates, if offered) on behalf of or with Plan assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter’s exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the prospectus.

A governmental plan, as described in Section 3(32) of ERISA, is not subject to the provisions of Title I of ERISA or Section 4975 of the Code. However, such a plan may be subject to provisions of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of a governmental plan proposing to invest in the Offered Certificates (other than the Residual Certificates, if offered) should consult with their advisors regarding the applicability of any such similar law to their investment in the Offered Certificates and the need for, and availability of, any exemptive relief under applicable law. GSMSC makes no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

The Residual Certificates may not be transferred to a Plan or a governmental plan or to any persons acting on behalf of or investing the assets of a Plan or a governmental plan. The Residual Certificates may be purchased by an insurance company which is purchasing the Residual Certificates with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the Residual Certificates are covered under Sections I and III of PTCE 95-60.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings from at least two of Fitch, S&P and Moody’s as set forth in the term sheet. S&P, Moody’s and Fitch will monitor any of their ratings assigned to the offered certificates while the offered certificates remain outstanding. In the event that the ratings initially assigned to any of the offered certificates by S&P, Moody’s or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying Mortgage Loans.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Interest Only Certificates are extremely sensitive to prepayments, which the ratings on the certificates do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

GSMSC has not requested a rating on the Offered Certificates by any rating agency other than one or more of the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating it would assign. A rating on the Offered Certificates by another rating agency may be lower than the rating assigned to the Offered Certificates by the Rating Agencies.

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

A

Accrued Certificate Interest	S-115
Adjustment Date	S-32
Advances	S-120
Affected Senior Certificates	S-129
Affected Subordinate Certificates	S-114
Assessment of Compliance	S-109
Attestation Report	S-109
Auction Call	S-122
Available Distribution Amount	S-121

C

Certificate Account	S-30
Certificate Group	S-113
Certificate Principal Balance	S-113
Certificate Rate	S-115
Class Principal Balance	S-113
Closing Date	S-112
Code	S-130
Compensating Interest	S-115
contract underwriters	S-57
Correspondents	S-54
Countrywide Home Loans	S-6, 33, 94
Countrywide Servicing	S-33
Curtailments	S-117
Custodian	S-30
Custodians	S-30
Cut-Off Date	S-30

D

Delegated Underwriting	S-55
Depositor	S-30
Distribution Date	S-114
Due Date	S-32

E

ERISA	S-135
Escrow Account	S-108
Events of Default	S-110
Excess Special Losses	S-120

F

Fair Market Value Excess	S-123
FICO Score	S-56
First Lien Home Mortgage Loans	S-54, 62
Fitch	S-112

G

Group Subordinate Amount	S-115
GSMC	S-33
GSMSC	S-30

H

Home Asset ManagementSM Account Loan	S-58

I

Index	S-32
Initial Rate Adjustment Cap	S-33
Initial Subordination Level	S-114
Interest Accrual Period	S-115
Interest Only Certificates	S-113
IRS	S-132
Issuing Entity	S-30

J

Joint Ventures	S-54
Junior Subordinate Certificates	S-113

L

Lender Paid Mortgage Insurance Rate	S-115
Lifetime Cap	S-33
Lifetime Floor	S-33
Liquidated Mortgage Loan	S-118
Liquidation Principal	S-118
Liquidation Proceeds	S-118
Loan Group	S-32
Loan Stores	S-54, 62
Loan-to-Value Ratio	S-59

M

Margin	S-32
Master Servicer	S-30, 96
Master Servicer Account	S-30
Master Servicer Event of Default	S-91
Master Servicing Fee	S-89
MBA Method	S-84
MERS	S-78
Moody’s	S-112
Mortgage Loan Schedule	S-77
Mortgage Loans	S-30
Mortgage Score	S-56
Mortgaged Property	S-32

N

Net Rate	S-115
Notional Amount	S-113

O

Offered Certificates	S-113
OID	S-131
One-Year CMT Loan Index	S-75
One-Year LIBOR Loan Index	S-76
OTS Method	S-84

P

P&I Advance	S-120
Par Value	S-123
Payoffs	S-117
PHH Mortgage	S-33
Plan	S-135
Prime 15-Year Fixed-Rate Loans	S-53
Prime 30-Year Fixed-Rate Non-Relocation Loans	S-53
Prime 30-Year Fixed-Rate Relocation Loans	S-53
Prime Adjustable-Rate Loans	S-53
Principal Payment Amount	S-117
Principal Prepayment Amount	S-117
PTCE 95-60	S-135

R

Rate Adjustment Cap	S-33
Rating Agencies	S-112
Realized Loss	S-119
Record Date	S-114
REIT	S-134
Residual Certificates	S-113
retention program	S-56

S

S&P	S-112
Sale and Servicing Agreement	S-33
Scheduled Payments	S-107
Securities Administrator	S-30
Securities Administrator Fee	S-87
Seller	S-33
Senior Certificates	S-113
Senior Liquidation Amount	S-118
Senior Percentage	S-117
Senior Prepayment Percentage	S-117
Senior Principal Distribution Amount	S-116
Senior Subordinate Certificates	S-113
Senior Support Certificates	S-113
Servicer Event of Default	S-110
Servicing Advances	S-120
Servicing Fee	S-107
Six-Month LIBOR Loan Index	S-76
SMMEA	S-134
Special Losses	S-120
Sponsor	S-85
Statistical Calculation Date	S-31
Subordinate Certificates	S-113
Subordinate Percentage	S-117
Subordinate Principal Distribution Amount	S-116
Subordination Level	S-115
Subsequent Rate Adjustment Cap	S-33
Subsequent Recoveries	S-120
Super Senior Certificates	S-113

T

Track	S-113
Trust Agreement	S-30
Trust Fund	S-30
Trustee	S-30

U

U.S. Person	S-133
Underwriter	S-85

V

VRU	S-103, 105

W

Wells Fargo Bank	S-33, 53, 61, 87, 102, 104

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities. This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

________________

GS Mortgage Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

Countrywide Home Loans Servicing LP
IndyMac Bank, F.S.B.
PHH Mortgage Corporation
Wells Fargo Bank, N.A.
Servicers

________________

GSR Mortgage Loan
Trust 2007-AR2
________________

TERM SHEET SUPPLEMENT
________________
Goldman, Sachs & Co.